Execution Draft

MMA CAPITAL TC FUND I, LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

December 31, 2015

MMA CAPITAL TC FUND I, LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Table of Contents
		Page
ARTICLE I. DEFINED TERMS		1

ARTICLE II. FORMATION OF THE COMPANY		13

Section 2.1.	Continuation of the Limited Liability Company.	13
Section 2.2.	Name, Office and Resident Agent.	14
Section 2.3.	Title to Company Property.	14

ARTICLE III. BUSINESS PURPOSE; TERM AND DISSOLUTION		14

Section 3.1.	Business Purpose.	14
Section 3.2.	Company Activities.	14
Section 3.3.	Term and Dissolution.	15

ARTICLE IV. LIMITED LIABILITY COMPANY MEMBERS AND CAPITAL		15

Section 4.1.	Administrative Member.	15
Section 4.2.	Investor Member.	15
Section 4.3.	Company Capital.	16
Section 4.4.	Liability of Investor Member.	18
Section 4.5.	Investor Member Representations and Warranties.	18
Section 4.6.	Investor Member Voluntary Loans.	20

ARTICLE V. RIGHTS, OBLIGATIONS AND POWERS OF THE ADMINISTRATIVE MEMBER		20

Section 5.1.	Management of the Company.	20
Section 5.2.	Authority of the Administrative Member.	21
Section 5.3.	Authority of Administrative Member and its Affiliates To Deal with the Company, the Investment Entities, the Holding Entities, the Local Limited Partnerships and other Affiliated Entities.	22
Section 5.4.	Restrictions on Authority.	22
Section 5.5.	Other Activities.	24
Section 5.6.	Fiduciary Duty.	25
Section 5.7.	Tax Status of Company.	25
Section 5.8.	Indemnity.	25
Section 5.9.	Duties and Obligations of the Administrative Member.	25
Section 5.10.	Origination Loan.	27
Section 5.11.	Special Obligations of the Administrative Member.	27
Section 5.12.	Rights and Obligations Related to MLCS ISDA Master Agreement.	29

i

ii

SCHEDULES:

A.Schedule of Members

B.Apartment Complexes

C.Investment Entities

D.Direct LLPs

E.Projected Tax Credits

F.Notice of Default

G.No-Value LLPs

H.Origination Loan Note

I.Tax Credit Exemptions

J.Litigation and Investigation Exceptions

K.Acquired Entities

iii

MMA CAPITAL TC FUND I, LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT of MMA CAPITAL TC FUND I, LLC (the “Company”) is made effective as of December 31, 2015 (the “Effective Date”)  by and between MUNIMAE TEI HOLDINGS, LLC, a Maryland limited liability company (“Administrative Member”), and BANK OF AMERICA, N.A. a National Association (the “Investor Member”).

RECITALS

A.The Administrative Member organized the Company pursuant to the Act by executing and filing a Certificate of Formation with the Delaware Secretary of State on November 20, 2015 ( the “Certificate”).

B.The willingness of the Investor Member to acquire an interest in the Company was dependent upon the Administrative Member entering into a series of agreements with the Investor Member’s affiliate, Merrill Lynch Capital Services, Inc., a Delaware corporation (“MLCS”), to support the commitment of the Administrative Member (or one of its members on its behalf) to lend funds to the Company to enable it to make any distributions to the Investor Member required by this Agreement or to make payments to the Investor Member directly.  MLCS and the Investor Member are part of the same consolidated group and filed federal income tax returns on a consolidated basis as Bank of America Corporation.  MLCS has entered into the MLCS ISDA Master Agreement, pursuant to which MLCS has agreed (by assignment) to make certain payments to the Investor Member if and to the extent the Administrative Member or the Company defaults in its obligation to make such payments pursuant to this Agreement.

C.In consideration for providing the MLCS ISDA Master Agreement, the MLCS IRFA Fee will be paid to MLCS by the Company from the proceeds of the Administrative Member’s  Origination Loan.    The Company has also agreed to pay an additional annual MLCS Contingent Fee to the MLCS on the terms set forth in this Agreement.

D.The Members of the Company desire to: (i) provide for the admission of the Investor Member to the Company; (ii) set forth more fully the rights, obligations and duties of the Members; and (iii) continue the Company.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, the Members, intending to be legally bound, agree to continue the Company as follows:

ARTICLE I.
DEFINED TERMS

The following terms have the meanings specified below whenever used in this Agreement with initial capital letters:

“2015 Act” has the meaning set forth in Section 11.8D.

“Accountants” means CohnReznick LLP or such other firm of certified public accountants of nationally recognized standing as may be engaged by the Administrative Member with the consent of the Investor Member.

“Act” means the Limited Liability Company Act of the State of Delaware as it may, from time to time, be amended.

“Administrative Member” means MuniMae TEI Holdings, LLC, a Maryland limited liability company, or any additional or successor Administrative Member named in any duly adopted amendment to this Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of a Company Fiscal Year, after giving effect to the following adjustments:

(i)Such Capital Account shall be increased by the amount of any Deficit Restoration Obligation of such Member.

(ii)Such Capital Account shall be decreased by the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Allocation Regulations.

The foregoing definition of Adjusted Capital Account Deficit and the application of such term in the manner provided in Article IX is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Allocation Regulations and shall be interpreted consistently therewith.

“Affected Tax Return” has the meaning set forth in Section 11.8D.

“Affiliate” means any: (i) Member; (ii) legal representative, successor or assignee of any Member; (iii) Entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with any Person referred to in the preceding clauses (i) or (ii); or (iv) Person who is an officer, director, trustee, employee, stockholder (ten percent (10%) or more) or Member (other than through the Company or through any other partnership, the principal purpose of which is to invest directly or indirectly in low income housing), of any Person referred to in the preceding clauses (i) through (iii).

“After-Tax Basis” means, with respect to a payment to be received by the Investor Member, the original amount of such payment supplemented by a further payment or payments so that, after deducting from such payment an amount calculated by multiplying a tax rate of 38%  by the amount of all taxable income or gain recognized by the Investor Member attributable to such payment(s), the balance of such payment(s) shall be equal to the original payment to which the Investor Member was entitled.

“Agreement” means this Limited Liability Company Agreement, as it may be amended from time to time.

“Allocation Regulations” means the Regulations issued under Sections 704(b) and 752 of the Code, as the same may be modified or amended from time to time.  If the Allocation Regulations are revised or amended subsequent to the Effective Date, references in this Agreement to sections or paragraphs of the Allocation Regulations shall be deemed to be references to the applicable sections or paragraphs of the Allocation Regulations as then in effect.

“Apartment Complex(es)” means any multifamily housing development owned by a Local Limited Partnership specifically listed on Schedule B as it may be amended from time to time.

“Applicable Rules” has the meaning set forth in Section 11.8D(ii).

“Asset Management Fee”  means the annual fee payable to the Asset Manager for the asset management services as described in Section 6.3.C hereof equal to Two Percent (2%) of IM Investment Proceeds.  The Asset Management Fee shall be payable in accordance with the priorities set forth in Sections 9.2  and 9.3 hereof and shall be due quarterly in advance as of each January 1, April 1, July 1, and October 1, of each Fiscal Year.  Any accrued but unpaid Asset Management Fees shall bear interest at the Stipulated Rate.

“Asset Manager” has the meaning set forth in Section 6.3B.

“Bankruptcy” or “Event of Bankruptcy” means as to any Person:

(i)its filing a petition commencing a case as debtor under the Bankruptcy Code (as now or in the future amended), or the commencement of an involuntary case against it under the Bankruptcy Code, and the earlier of the entry of an order for relief or the appointment of an interim trustee to take possession of its estate or to operate any of its business;

(ii)its making a general assignment for the benefit of its creditors;

(iii)its consenting to the appointment of a receiver for all or a substantial part of its property;

(iv)the entry of a court order appointing a receiver or trustee for all or a substantial part of its property without its consent, if not stayed, vacated or set aside within one hundred twenty (120) days; or

(v)the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property, if not stayed, vacated or set aside within one hundred twenty (120) days.

“Capital Account” means the account maintained by the Company on behalf of each Member in accordance with Section 4.3.

“Capital Contribution” means the total amount of cash actually contributed to the Company by each Member.  Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution made by any predecessor holder(s) of the Interest of such Member.

“Capital Proceeds” means (i) the gross proceeds received by the Company either directly or as a distribution from an Investment Entity or Holding Entity, as applicable resulting from (a) the liquidation of Company assets and/or (b) the occurrence of a Capital Transaction, less (ii) the sum of actual expenses of the Company incident to such liquidation of Company assets and/or Capital Transaction.

“Capital Transaction” means the sale, transfer or other disposition (i) by the Company of all or part of its interest in any Investment Entity, or (ii) by any Investment Entity of all or part of its interest in a Holding Entity, or (iii) by a Holding Entity of all or part of its interest in a Local Limited Partnership, or (iv) by a Local Limited Partnership of its interest in an Apartment Complex, or any other transaction affecting the Company that is not in the ordinary course of the Company’s business, including the receipt by the Company of its share of the proceeds of a Capital Transaction as to the Investment Entity, a Holding Entity, or a Local Limited Partnership.  As the context may require, the term “Capital Transaction” shall, as to a Local Limited Partnership, mean any transaction the proceeds of which are not includible in determining cash flow of the Local Limited Partnership, including, without limitation, the sale, transfer or other disposition of all or substantially all the assets of such Local Limited Partnership and a  refinancing of an applicable Permanent Mortgage Loan.

“Cash Flow” means, with respect to any Fiscal Year or other applicable period, the sum of (i) all cash receipts of the Company, including cash flow from Investment Entities, Holding Entities, and/or Local Limited Partnerships, but excluding Capital Contributions, Capital Proceeds, and Seller Indemnity Proceeds, and (ii) any funds deemed available for distribution by the Administrative Member from amounts previously set aside as Reserves or Tax Audit Reserves from Cash Flow, less Operating Expenses.

“Cause” means:  (i) conduct that constitutes fraud, bad faith, gross negligence, willful misconduct or breach of fiduciary duty, (ii) the Bankruptcy of the Administrative Member, (iii) a material breach of this Agreement by the Administrative Member, or (iv) the inaccuracy in any material respect, of any representation made by the Administrative Member in this Agreement, (v) a monetary default by the Administrative Member under this Agreement.

“Certificate” means the Certificate of Formation pursuant to which the Company was formed under the Act, as it may be amended or restated.

“Challenge Period” has the meaning set forth in Section 6.2B.

“Change in Tax Law” means amendments to the Code and uncodified legislative changes to the federal income tax laws after the Effective Date and amendments to or the promulgation of new Regulations after the Effective Date, but shall not include the promulgation of final, temporary or proposed Regulations to the extent that such Regulations correspond to final, temporary or proposed Regulations that were promulgated on or prior to the Effective Date.  The positions asserted by the IRS in the Technical Advice Memoranda Nos. 2000-430-15, 2000-430-16 (as modified by Technical Advice Memorandum No. 2002-160-27 dated March 11, 2002), 2000-430-17, each dated October 27, 2000, and Nos. 2000-44-004 and 2000-44-005, each dated November 3, 2000, regarding the inclusion of certain costs in computing eligible basis (as defined in Section 42(d) of the Code) reflect the present federal income tax laws such that any future successful assertion of such positions by the IRS which results in a reduction in the eligible basis of any Apartment Complex will not constitute a Change in Tax Law.

“Closing Payment Direction Letter” means that certain letter from the Company to the Investor Member dated as of December 29, 2015 regarding the direction of payment of Capital Contributions of the Investor Member and certain obligations of the Administrative Member related thereto.

“Code” means the Internal Revenue Code of 1986, as amended, and published rules, rulings (including private rulings) and regulations thereunder at the time of reference thereto.

“Company” has the meaning set forth in the Preamble.

“Consent” means the prior written consent of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.  The Consent of a Person may be granted or withheld in its sole and absolute discretion unless expressly provided otherwise in this Agreement.

“Covered Tax Year” means the Fiscal Years ending on (i) December 31, 2016, (ii) December 31, 2017, (iii) December 31, 2018, (iv) December 31, 2019, and (v) December 31, 2020.

“Covered Tax Year Deficiency Amount” means the amount determined as of December 31 of each Covered Tax Year equal to the excess, if any, of the Projected Tax Credits for such Covered Year over the actual Tax Credits properly allocated from the Company to the Investor Member for such Covered Tax Year.

“Covered Tax Year Deficiency Notice” means any Notice described in Section 4.2B(i).

“Covered Tax Year Deficiency Payment” means, for any Covered Tax Year, an amount equal to 95% of the Covered Tax Year Deficiency Amount, if any, together with interest at the Stipulated Rate, from December 31 of the relevant Covered Tax Year to the date of the distribution of such amount to the Investor Member.

“Credit Recovery Loan” means the loan deemed to be made by the Investor Member to the Company, as more particularly described in Section 5.11C.

“Damages” has the meaning set forth in Section 5.8.

“Deficit Restoration Obligation” means, for each Member, the sum of: (i) any amounts that such Member is obligated to restore to the Company in accordance with the provisions of Sections 1.704-1(b)(2)(ii)(c), 1.704-1(b)(2)(ii)(h), or any other applicable provisions of the Allocation Regulations; (ii) such Member’s  share of Partnership Minimum Gain if any; and (iii) such Member’s  share of Partner Nonrecourse Debt Minimum Gain, if any.

“Depreciation” means, for the Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

“Direct LLP” means a Local Limited Partnership in which the Company holds a direct interest or an indirect interest through a Holding Entity and not through an Investment Entity.

“Effective Date” has the meaning set forth in the Preamble.

“Entity” means any partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or public agency.

“Entity-Level Tax Items” has the meaning set forth in Section 5.4P.

“Excluded Tax Credit Shortfall Amount” means an amount equal to the Tax Credits previously claimed by the Investor Member or projected to be available to the Investor Member through the end of the last Covered Tax Year, that are disallowed or otherwise not properly allocable to the Investor Member as a result of a Final Determination that the Company is not a partnership for federal income tax purposes or that the Investor Member is not a partner for federal income tax purposes.

“Expense Loans” has the meaning set forth in Section 5.11B.

“Final Determination” means the first to occur of: (i) the filing of a federal information return or an amended federal information return or a tax return reporting a Tax Detriment by the Company, an Investment Entity, any Holding Entity or any Local Limited Partnership; (ii) a decision, judgment, decree or other order issued by any court of competent jurisdiction confirming the assertion by the IRS that a Tax Detriment exists, which decision, judgment, decree or other order has become final (i.e., all allowable appeals have been exhausted); or (iii) any binding settlement in writing is made between the Administrative Member, the Company, an Investment Entity, any Holding Entity or any Local Limited Partnership and the IRS conceding the existence of a Tax Detriment.

“Fiscal Year” means the calendar year or such other year which the Company is required by the Code to use as its taxable year.

“Full Guaranty Extension Period Detriments” has the meaning set forth in Section 5.11A(ii).

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)The initial Gross Asset Value of any asset contributed by a Member of the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

(ii)The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Administrative Member, as of the following times:  (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; (c) the liquidation of the Company within the meaning of Section 1.704‑1(b)(2)(ii)(g) of the Allocation Regulations; or (d) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a partner capacity, or by a new Member acting in a partner capacity or in anticipation of being a Member;  provided,  however, that the adjustments pursuant to clauses (a) (b) and (d) above shall be made only if the Administrative Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)The Gross Asset Value of any Company asset distributed to any Member, for which the value is adjusted pursuant to clause (ii)(b), shall be the gross fair market value of such asset on the date of distribution; and

(iv)The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704‑1(b)(2)(iv)(m) of the Allocation Regulations and Section 3.4;  provided,  however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Administrative Member determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits or Losses.

“Guaranty Extension Period” means the period beginning on the Effective Date and ending on December 31, 2025.

“Guaranty Extension Period Detriments” has the meaning set forth in Section 5.11A(ii).

“Guaranty Fee” means a  one-time fee equal to two percent (2%) of IM Investment Proceeds payable to the Administrative Member in exchange for its commitment to make Mandatory Loans.  The Guaranty Fee shall be payable in accordance with the priorities set forth in Sections 9.2 and 9.3 hereof and shall be due on December 31, 2015, and any accrued but unpaid portion of the Guaranty Fee shall bear interest at the Stipulated Rate.

“Holding Entity” means a limited liability company in which an Investment Entity is the sole member, that serves as the investment vehicle through which the Investment Entity, and therefore the Company, holds its interest in each of the Local Limited Partnerships.

“Holding Entity Interest” means the indirect ownership Interest of a Member in a Holding Entity at any time.

“Interest” or “Membership Interest” means the ownership interest of a Member in the Company at any time, including the Member’s right to any benefits under this Agreement and under the Act together with the Member’s obligations to comply with all the terms and provisions of this Agreement and of the Act.  Except as otherwise provided in this Agreement, the Interest of each Member shall be as set forth in Exhibit A to this Agreement.

“Investment Entity” has the meaning set forth in Section 3.1 and a complete list of Investment Entities is set forth on Schedule C.

“Investment Entity Agreement” means the operating agreement or limited partnership agreement of an Investment Entity pursuant to which the rights and obligations of the Company are set forth and described.

“Investment Entity Interest” means the ownership interest of the Company in an Investment Entity at any time, including the Company’s right to any benefits under the applicable Investment Entity Agreement.  The Company’s percentage ownership interest for the purpose of the allocation of Tax Credits in each Investment Entity is set forth on Schedule C.

“Investment Entity Manager” means the general partners, managers or managing members, as the case may be, of the Investment Entities.

“Investor Member” means Bank of America, N.A. and any additional Person who may be admitted to the Company as a Substitute Investor Member or an additional Investor Member in accordance with this Agreement.

“IM Investment Proceeds” shall mean the initial Capital Contribution of the Investor Member set forth on Exhibit A hereof.

“IM Voluntary Loan” has the meaning set forth in Section 4.6.

“IRS” means the United States Internal Revenue Service.

“Local General Partner” means the general partners, managers or managing members, as the case may be, of the Local Limited Partnerships.

“Local Limited Partnership Interest” means the limited partnership interest or limited liability company interest, as the case may be, held by the Company through the Investment Entity and any applicable Holding Entity, in a Local Limited Partnership.

“Local Limited Partnerships” has the meaning set forth in Section 3.1.

“Losses” has the meaning set forth in the definition of “Profits” or “Losses.”

“MLCS” shall mean Merrill Lynch Capital Services, Inc.

“MLCS Contingent Fee” means an amount equal to twenty percent (20%) of the Company’s  remaining Capital Proceeds payable by the Company to MLCS in accordance with the priorities set forth in Section 9.3 and in accordance with the MLCS Contingent Fee Agreement in consideration of the provision by MLCS to the Company of the MLCS ISDA Master Agreement.

“MLCS Contingent Fee Agreement” means that certain Agreement with Respect to Additional IRFA Fee, dated as of December 31, 2015, by and among MLCS, the Company, MMA Capital Management, LLC, and the Administrative Member.

“MLCS IRFA Fee” means the upfront fee payable to MLCS for providing the MLCS ISDA Master Agreement in an amount equal to two percent (2%) of the IM Investment Proceeds which fee is due and payable by the Company to MLCS on December 31, 2015 pursuant to the MLCS ISDA Master Agreement.

“MLCS ISDA Master Agreement” means that certain ISDA Master Agreement, dated as of December 28, 2015, effective as of December 31, 2015, between MLCS and the Company, together with Schedule to the 2002 Master Agreement dated as of December 28, 2015, effective as of December 31, 2015, the Credit Support Annex to the Schedule to the Master Agreement dated as of December 28, 2015, effective as of December 31, 2015, and Confirmation Letter to ISDA Master Agreement, dated December 28, 2015.

“Mandatory Loan” means loans made to the Company by or on behalf of the Administrative Member pursuant to Sections 5.11A(i) and 5.11A(ii),  or MLCS ISDA Master Agreement payments which MLCS elects at its sole option to lend to the Company as Mandatory Loans, the proceeds of which shall be specially distributed to the Investor Member pursuant to Section 9.4.

“Member” means any Administrative Member or Investor Member.

“No-Value Local Limited Partnerships” has the meaning set forth in Section 6.4.

“Notice” means a writing containing the information required by this Agreement to be communicated to a Person and personally delivered to such Person or sent by registered or certified mail, postage prepaid, return receipt requested, to such Person at the last known address of such Person and to the attention of such officers and/or employees of such Person as shown on the books of the Company; provided, however, that written communication containing such information actually received by a Person shall constitute Notice for all purposes of this Agreement. The “Notice Date” with respect to such Notice, shall be the earlier of (i) the date of personal delivery to such address, or registry of or the certification receipt, as the case may be, or (ii) the date of actual receipt by such Person of written communication containing such information.

“Notice Date” has the meaning set forth in the definition of “Notice”.

“Operating Expenses” means, with respect to any fiscal period, expenses reasonably incurred by (i) the Company during such period in the ordinary course of the Company’s business, including, but not by way of limitation, all expenses for computer supplies, taxes, accounting, auditing, bookkeeping, legal, travel, telephone and organizational, offering and closing expenses, or (ii) the Tax Matters Partner or Partnership Representative in connection with an IRS audit or inquiry.  Without limiting the generality of the foregoing, Operating Expenses shall also include actual third-party out-of-pocket cost of goods, materials and administrative services used by or for the Company, the Tax Matters Partner or Partnership Representative, as the case may be, that are incurred by the Administrative Member, the Tax Matter Partner or Partnership Representative, as the case may be, in performing the foregoing functions; provided,  however, that no Member or its

Affiliates may be reimbursed for rent or depreciation, utilities, capital equipment, other administrative expenses or salaries or fringe benefits incurred by or allocated to Affiliates of such Member.  Operating Expenses shall not include fees paid by the Company to the Administrative Member and its Affiliates.

“Operating Profits or Losses” means, for any Fiscal Year, the Profits or Losses of the Company for that year as determined for federal income tax purposes by the Accountants, excluding Profits or Losses from a Capital Transaction and determined without regard to any adjustments to basis pursuant to Sections 734 or 743 of the Code.

“Origination Loan” has the meaning set forth in Section 5.10.

“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704‑2(b)(4) of the Allocation Regulations.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Sections 1.704‑2(i)(2) and (3) of the Allocation Regulations.

“Partner Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(i)(1) of the Allocation Regulations.

“Partnership Challenge” means the initiation of an IRS audit of the Investor Member and/or the Company, pursuant to which the IRS asserts or otherwise indicates that it is likely to challenge or assert that the Company is not a partnership for federal income tax purposes or that the Investor Member is not a partner for federal income tax purposes.

“Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Allocation Regulations.

“Partnership Representative” has the meaning set forth in Section 11.8D(i).

“Payments” has the meaning set forth in Section 6.6A.

“Permanent Mortgage Loan” means with respect to a Local Limited Partnership, the permanent mortgage loan or loans made to the Local Limited Partnership by a permanent mortgage lender or lenders, and secured by a mortgage or deed of trust and other related security documents and financing statements.

“Permitted Temporary Investments” means dollar-denominated investments limited to bankers’ acceptances, negotiable or non-negotiable certificates of deposit, time or demand deposits (including non-interest bearing accounts) in, money market accounts with, or repurchase or reverse repurchase agreements or other short term investments constituting obligations of, commercial banks having a combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000) or such other investments as are permitted by the Consent of the Investor Member.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires; and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

“Profits” or “Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)Any items described in Sections 705(a)(1)(B) and 705(a)(1)(C) of the Code that are not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss.

(ii)Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Allocation Regulations, and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss.

(iii)Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

(iv)If the Company distributes assets to a Member (whether in connection with a liquidation or otherwise), or if the Gross Asset Value of any Company asset is adjusted upon the acquisition of an additional interest in the Company, unrealized income, gain, loss and deduction inherent in such distributed or adjusted assets (not previously reflected in Capital Accounts) shall be allocated pursuant to Section 9.1 as if there had been a taxable disposition of such distributed or adjusted assets at fair market value.

(v)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” set forth in this Agreement.

Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 4.4 shall be taken into account in computing Profits or Losses only if the Accountants determine that such items should be so reflected.

“Projected Tax Credits” means the Tax Credits expected to be allocated to the Investor Member for each Covered Tax Year as set forth on Schedule E.

“Purchase Agreement” means that certain Purchase Agreement by and between General Electric Capital Corporation, as seller, and the Company, as purchaser, dated as of November 30, 2015.

“Put Evaluation Notice” has the meaning set forth in Section 8.4A.

“Put Evaluation Option” has the meaning set forth in Section 8.4A.

“Put Evaluation Period” has the meaning set forth in Section 8.4A.

“Put Notice” has the meaning set forth in Section 8.4C.

“Put Option” has the meaning set forth in Section 8.4C.

“Put Period” has the meaning set forth in Section 8.4C.

“Put Price” has the meaning set forth in Section 8.4A.

“Recapture” means the obligation of a Member to recapture Tax Credits allocated to such Member for any given Fiscal Year pursuant to Section 42(j) of the Code.

“Replacement Administrative Member” has the meaning set forth in Section 7.2A.

“Replacement Manager” has the meaning set forth in Section 7.2A.

“Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to the Code.

“Regulatory Allocations” means the allocations set forth in Sections 9.6.B through 9.6.F.

“Reserves” has the meaning set forth in Section 6.2A.

“Seller” means General Electric Capital Corporation, as seller under the Purchase Agreement.

“Seller Indemnity Proceeds” means proceeds received by the Company from the Seller pursuant to Section 16 of the Purchase Agreement; provided, however, the Seller Indemnity Proceeds shall not include proceeds paid by the Seller in connection with (i) any assets that were not directly or indirectly acquired by the Company, or (ii) No-Value Local Limited Partnership after the Company no longer owns them.

“Seller Tax Credit Indemnity Amount” means Seller Indemnity Proceeds (or the applicable portion thereof) that relates to the loss or recapture of Tax Credits as described in Section 16.2 of the Purchase Agreement.

“Stipulated Rate” means an interest rate of six percent (6%) per annum compounded annually.

“Stipulated Loan Rate” means an interest rate of nine and one half percent (9.5%) per annum compounded annually.

“Subsidiary” has the meaning set forth in Section 3.1.

“Substitute Investor Member” means any Person who is admitted to the Company as an Investor Member under the provisions of Article VIII.

“Tax Audit Reserve” has the meaning set forth in Section 6.2B.

“Tax Credit” means the low-income housing tax credit allowed for qualified low-income housing projects pursuant to Section 42 of the Code.

 “Tax Detriments” means, with respect to each  Fiscal Year, an amount equal to the sum of: (i) 100% of any Tax Credits of the Investor Member that are disallowed, reallocated, reduced, Recaptured or lost as a result of a Final Determination; plus (ii) 100% of any interest, additions to tax or penalties imposed on the Investor Member by the IRS as a result of such Final Determination. The inability of the Investor Member to utilize any Tax Credits as a result of its own tax position unrelated to its position in the Company, shall not be considered a Tax Detriment.

“Tax Items” means each item of Company income, gain, loss, deduction and Tax Credit, as determined for federal income tax purposes.

“Tax Matters Partner” has the meaning ascribed to the term in Section 11.8A.

“Terminating Capital Transaction” means a Capital Transaction resulting in or involving the termination and winding up of the business of the Company or any other event resulting in the “liquidation” of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Allocation Regulations.

“Top Loss Amount” means, with respect to any (i) Covered Tax Year Deficiency Amount, the excess of such Covered Tax Year Deficiency Amount and the Covered Tax Year Deficiency Payment for such Covered Tax Year, and any (ii)  Final Determination of Tax Detriments, excess of the Full Guaranty Extension Period Detriments over the related Guaranty Extension Period Detriments.

ARTICLE II.
FORMATION OF THE COMPANY

Section 2.1.Continuation of the Limited Liability Company.

The undersigned hereby continue the Company as a limited liability company under the Act.  To the extent that the laws of other jurisdictions shall be applicable to the operations of the Company, the Company is intended to be qualified as a foreign limited liability company under such laws.  Upon the execution of this Agreement by all parties hereto, the Administrative Member shall file any necessary amendments to the Certificate and take all actions required by law to perfect and maintain the Company as a limited liability company under the Act.

Section 2.2.Name, Office and Resident Agent.

The Company shall be conducted under the name of MMA Capital TC Fund I, LLC, which name shall be changed by the Administrative Member upon written request of the Investor Member.  The Administrative Member shall take all actions required by law to maintain the Company’s right to use its name under the Act.  The address of the registered office and the name and address of the registered agent for service of process is Corporation Service Company, 2711

Centerville Road, Suite 400,  Wilmington,  Delaware 19808.  The Company may have such additional offices as the Administrative Member may deem advisable.  The Administrative Member may at any time change the location of the principal office of the Company and the resident agent of the Company and shall give due Notice of any such change to the Investor Member.

Section 2.3.Title to Company Property.

All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member shall have any individual ownership interest in such property.  The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more individuals, corporations, partnerships, trusts or other entities.

ARTICLE III.
BUSINESS PURPOSE; TERM AND DISSOLUTION

Section 3.1.Business Purpose.

The purpose of the Company is to invest, directly and indirectly, in the Apartment Complexes owned by the limited partnerships or limited liability companies (“Local Limited Partnerships”)  identified on Schedule B by acquiring pursuant to the Purchase Agreement, holding and disposing of (a) the companies listed on Schedule K (the “Subsidiaries”), (b) the limited liability company interests and limited partnership interests in tax credit investment funds identified on Schedule C  (together with the Subsidiaries, the “Investment Entities”) and (c) the direct limited liability company interests and limited partnership interests in the Local Limited Partnerships identified on Schedule D (the “Direct LLPs”) (it being understood that the No-Value Local Limited Partnerships listed on Schedule G and any corresponding Apartment Complexes held by such No-Value Local Limited Partnerships are not reflected on Schedules B and D.  Some Investment Entities hold some Local Limited Partnership Interests through special purpose single member limited liability companies (collectively, the “Holding Entities”).  Each Holding Entity, if applicable, in turn, owns interests in Local Limited Partnerships.  Each of the Local Limited Partnerships has acquired, developed, constructed, rehabilitated,  and owns and operates one of the Apartment Complexes identified on Schedule B.    The purpose of the Company is to invest in real properties that qualify or have qualified for the Tax Credit.

Section 3.2.Company Activities.

The Company may engage in any kind of lawful activity, and perform and carry out contracts of any kind, necessary or advisable in connection with the accomplishment of the purposes of the Company set forth in Section 3.1.

Section 3.3.Term and Dissolution.

The Company shall commence as of the date hereof and shall continue in full force and effect until dissolution pursuant to the provisions of this Agreement, and upon the filing of a Certificate of Cancellation with the Delaware Secretary of State in accordance with Section 10.1B.

ARTICLE IV.
LIMITED LIABILITY COMPANY MEMBERS AND CAPITAL

Section 4.1.Administrative Member.

The Administrative Member, its address, Membership Interest and Capital Contribution are set forth in Exhibit A attached hereto.  The Administrative Member shall not be required to make any additional Capital Contributions to the Company except at set forth in Section 9.5C.

Section 4.2.Investor Member.

A.The Investor Member, its address, Membership Interest and Capital Contribution are set forth in Exhibit A attached hereto.  In no event shall the Investor Member be obligated to make Capital Contributions in excess of the IM Investment Proceeds to be contributed on the Effective Date.

B.The Investor Member shall be entitled to a distribution of cash from the Company under the following circumstances:

(i)Covered Tax Year Deficiency Amount.  Not later than September 30th of the year following each Covered Tax Year, the Administrative Member shall prepare and deliver to the Investor Member a report of the Tax Credits generated during the preceding Covered Tax Year as evidenced on the Company’s  Schedule K-1 delivered to the Investor Member for such Covered Tax Year (“Covered Tax Year Report”).  Each Covered Tax Year Report shall include a determination by the Administrative Member based on the Tax Credits allocated to the Investor Member with respect to such Covered Tax Year, whether there is a Covered Tax Year Deficiency Amount and, if a Covered Tax Year Deficiency Amount exists the Covered Tax Year Report shall include supporting calculations related to its determination, together with any back-up documentation that the Investor Member may reasonably require in order to verify the calculation (the “Covered Tax Year Deficiency Notice”).  If the Administrative Member fails to cause the necessary Schedule K-1 to be timely prepared or otherwise fails to deliver to the Investor Member a complete Covered Tax Year Report by September 1 of the year following a Covered Tax Year, then the Tax Credits allocated to the Investor Member with respect to such year shall be deemed to be zero and the Covered Tax Year Deficiency Amount shall be the full amount of the Projected Tax Credits for such year.  If there is a Covered Tax Year Deficiency Amount, the Administrative Member shall make a Mandatory Loan as described in Section 5.11 and shall cause the Company to distribute to the Investor Member the Covered Tax Year Deficiency Payment (or, alternatively, the Administrative Member,  or MLCS may pay directly to the Investor Member an amount sufficient, on an After-Tax Basis, to pay the Covered Tax Year Deficiency Payment) within five (5) business days after the earlier of: (i) the issuance of the Covered Tax Year Deficiency Notice or (ii) September 1 of the year following the relevant Covered Tax Year, if no such Covered Tax Year Report has been delivered to the Investor Member.  Failure to provide the Covered Tax Year Deficiency Notice shall not affect the foregoing obligation to distribute or pay the Covered Tax Year Deficiency Payment to the Investor Member.

(ii)Guaranty Extension Period Detriments.  If there are Guaranty Extension Period Detriments, the Administrative Member shall cause the Company to distribute to the

Investor Member the Guaranty Termination Deficiency Payment  (or, alternatively, the Administrative Member,  or MLCS may pay directly to the Investor Member an amount sufficient on an After-Tax Basis, to pay the Guaranty Extension Period Detriments)  within the time specified in Section 5.11A(ii).

Section 4.3.Company Capital.

A.The capital of the Company shall be the aggregate amount of the cash and the Gross Asset Value of property contributed by the Administrative Member and by the Investor Member and Substitute Investor Members, if any, as set forth in Schedule A.  Except as specifically set forth in this Agreement, no Member shall have any right to make voluntary Capital Contributions to the Company, and no property other than cash may be contributed or accepted as a Capital Contribution without the Consent of the Investor Member.  No interest shall be paid by the Company on any Capital Contribution to the Company.  Schedule A shall be amended from time to time to reflect the withdrawal or admission of Members, any changes in the Membership Interests held by a Member arising from the transfer of a Membership Interest to or by such Member and any change in the amounts to be contributed or agreed to be contributed by any Member.

B.An individual Capital Account shall be established and maintained for each Member, including any Substitute Investor Member that shall hereafter receive an interest in the Company.  The Capital Account of each Member shall be maintained in accordance with the following provisions:

(i)To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits pursuant to Section 9.1, and any items in the nature of income or gain that are specially allocated pursuant to Section 9.6, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member;

(ii)To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses pursuant to Section 9.1, and any items in the nature of expenses or losses that are specially allocated pursuant to Section 9.6, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

If the Gross Asset Value of Company assets is adjusted pursuant to this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

C.The original Capital Account established for any substituted Member shall be in the same amount as, and shall replace, the adjusted Capital Account of the Member that such substituted Member succeeds, and, for the purposes of this Agreement, such substituted Member shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Member that such substituted Member succeeds.  The term “substituted Member,” as used in this paragraph, shall mean a Person that shall become entitled to receive a share of the Profits or Losses, Tax Credits and distributions of the Company by reason of such Person succeeding to the Membership Interest of a Member by assignment of all or any part of a Membership Interest.  To the extent a substituted Member receives less than 100% of the Membership Interest of a Member, its Capital Account and Capital Contribution shall be in proportion to the Membership Interest it receives, and the Capital Account and Capital Contribution of the Member that retains a partial interest in the Company shall continue, and not be replaced, in proportion to the Membership Interest it retains.

D.The foregoing provisions and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with the Allocation Regulations and shall be interpreted and applied in a manner consistent with such Allocation Regulations.  If the Administrative Member determines, based on the written advice of the Accountants, that it is necessary to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the Allocation Regulations, the Accountants may make such modification, subject to the provisions of Section 9.5D, provided that such modification does not have a material adverse effect on the Investor Member.  The Administrative Member shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed to the Company or distributed to the Members, and (ii) any liabilities that are secured by such contributed or distributed property that are assumed by the Company or the Members, if the Administrative Member determines such adjustments are necessary or appropriate pursuant to Section 1.704-1(b)(2)(iv) of the Allocation Regulations.  Subject to the provisions of Section 9.5D, the Administrative Member also shall make any necessary modifications, based on the written advice of the Accountants, if unanticipated events might otherwise cause this Agreement not to comply with the Allocation Regulations.

E.The Company shall not redeem or repurchase any Membership Interest, and no Member shall have the right to withdraw, or receive any return of, its Capital Contribution, except as specifically provided in this Agreement.  No Capital Contribution may be returned in the form of property other than cash or cash equivalents.  The Administrative Member shall have no personal liability for the repayment of the Capital Contribution of any Investor Member, except as specifically provided in this Agreement.

F.Any return of capital under this Section 4.3 shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and the Investor Member shall not be obligated to return any such money to the Company or a creditor of the Company.

Section 4.4.Liability of Investor Member.

The liability of the Investor Member for the losses, debts, liabilities and obligations of the Company shall be limited to payment of its Capital Contribution and its share of any undistributed profits of the Company; provided,  however, that under applicable law the Investor Member may be liable to the Company to the extent of previous distributions made to it, with interest, if the Company does not have sufficient assets to discharge its liabilities.  The Investor Member shall not be required to lend any funds to the Company or to make any further Capital Contribution to the Company.  It is the intent of the Company that, for purposes of establishing liability of the Investor Member as discussed in this Section 4.4, no distribution (or any part of any distribution)

made to the Investor Member pursuant to Article IX shall be deemed a return or withdrawal of capital, and that the Investor Member shall not be obligated to pay any such amount to or for the account of the Company or any creditor of the Company.  If any court of competent jurisdiction holds, however, that, notwithstanding the provisions of this Agreement, the Investor Member is obligated to make any such payment, such obligation shall be the obligation of the Investor Member and not of the Administrative Member.

Section 4.5.Investor Member Representations and Warranties.

The Investor Member hereby makes the following representations and warranties as of the date hereof:

A.The Investor Member is acquiring its Membership Interest for investment for the Investor Member’s own account and not with a view to distribution or resale and the Investor Member has no present intention to sell or otherwise transfer its Membership Interests.

B.The Investor Member is an “Accredited Investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the 1993 Act) and a “Qualified Institutional Buyer” (as such term is defined in SEC Rule 144A).

C.The Investor Member acknowledges that the Company has made available to the Investor Member all documents that the Investor Member has requested relating to an investment in the Company and has provided answers to all of the Investor Member’s questions concerning the offering and an investment in the Company.  In evaluating the suitability of an investment in the Company, the Investor Member has not relied upon any representations or other information from the Company or its agents (whether oral or written) other than as contained in any documents or written answers to questions so furnished to the Investor Member by the Company.

D.The Investor Member is not a closely-held C corporation as such term is defined in Section 469(j)(1) of the Code.

E.The Investor Member recognizes that the Company has no financial and operating history and investment in the Company involves certain risks, and the Investor Member has taken full cognizance of and understands all of the risk factors related to its investment in the Company.

F.The Investor Member hereby certifies the following:

(i)The Investor Member represents that it is not a “foreign person” within the meaning of Section 1445 of the Code; that it is not a person “which is not a United States Person” within the meaning of Section 1446 of the Code; that it is not a tax-exempt entity; that it is not a real estate investment trust subject to taxation under subchapter M of the Code; and that it is not a corporation which is an electing small business corporation under Subchapter S of the Code; and

(ii)the Investor Member is not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Code.

The Investor Member agrees to inform the Company if the Investor Member becomes a foreign person at any time during the three year period immediately following the date hereof.  The

Investor Member understands that this certification may be disclosed to the IRS by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.  Under penalties of perjury the undersigned declares that this information is true, correct, and complete, and further declares that the undersigned has authority to sign this document on behalf of the Investor Member.

G.The execution and delivery of this Agreement and all other documents and agreements relating to an investment by the Investor Member in the Company (i) have been duly authorized by all necessary corporate action and constitute the legal, valid and binding obligations of the Investor Member enforceable in accordance with their terms (subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights, and to general principles of equity), and (ii) do not, and the performance of the terms thereof will not, contravene any provision of existing law or regulations or of the charter or by-laws of the Investor Member, and will not conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Investor Member pursuant to, any indenture, mortgage, or other agreement or instrument or any judgment, decree, order or decision to which the Investor Member is a party or by which it is bound.

H.Under existing law, no approval, authorization, license, permit or other action by or filing with, any federal, state, municipal or other government commission, board or agency is required in connection with the execution and delivery by the Investor Member of this Agreement.

I.None of the funds provided or to be provided by the Investor Member for its investment in the Company constitute assets of an “employee benefit plan” as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” as described in Section 4975(e)(1) of the Code, or any other “benefit plan investor” as described in Treasury Reg. 29 CFR Sec. 2510.3-101.

J.The Investor Member acknowledges that state and federal income tax benefits that may be available to it may be lost through the adoption of new laws or Regulations or changes in the interpretation of existing laws and Regulations, provided, however, that its acknowledgement does not modify, reduce or diminish the Investor Member’s rights and remedies under this Agreement.

K.The Investor Member is aware of its inability to readily liquidate its investment in case of an emergency and the fact that the Interest being purchased by it may have to be held for an indefinite period of time.  The Investor Member understands that the Interests being purchased by it have not been registered under the 1933 Act or applicable state securities laws, and cannot be sold, transferred or otherwise disposed of unless subsequently registered under the 1933 Act and any applicable state securities laws or an exemption from such registration is available; that such registration is unlikely at any time in the future; that no transfers of its Interest may be made that would not be in compliance with all requirements of the 1933 Act and applicable state securities laws and tax laws; and that there may not be any market for resale of such Interest.

L.The Investor Member understands that no state or governmental authority has made any finding or determination relating to the fairness for investment of the Interest offered by the Company.

M.The Investor Member’s officers and principal employees are not on the list of persons blocked by the U.S. Department of Treasury pursuant to Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism.

Section 4.6.Investor Member Voluntary Loans.

The Investor Member shall have the right but not the obligation to make a voluntary loan (the “IM Voluntary Loan”) to the Company to allow the Company to pay Operating Expenses related to the reimbursement of the costs incurred by the Tax Matters Partner or the Partnership Representative to the extent that Company funds are not available.  Such IM Voluntary Loans shall bear interest at the Stipulated Loan Rate, and shall be repaid from available cash in the priorities set forth in Article IX.

ARTICLE V.
RIGHTS, OBLIGATIONS AND POWERS OF THE ADMINISTRATIVE MEMBER

Section 5.1.Management of the Company.

A.The Administrative Member, within the authority granted to it under this Agreement, and subject to the limitations set forth in Section 5.4,  shall have full, complete and exclusive discretion to manage the business of the Company to the best of its ability and to use its best efforts to carry out the purpose of the Company.  In so doing, the Administrative Member shall take all actions necessary or appropriate to protect the interests of the Investor Member.  All decisions made for and on behalf of the Company by the Administrative Member within the scope of the Administrative Member’s authority shall be binding upon the Company.  The Administrative Member shall devote such time as is necessary to the affairs of the Company.  The Administrative Member shall not receive compensation therefor from the Company other than as expressly provided in this Agreement.  The Administrative Member and the Investment Member are required to jointly Consent to certain actions as outlined in Section 5.4 and once such action is Consented to by both Members, the Administrative Member is required to take such action.

B.No Person dealing with the Administrative Member shall be required to determine its authority to make any undertaking on behalf of the Company or to determine any facts or circumstances bearing upon the existence of such authority.

C.If and to the extent the Administrative Member becomes obligated under this Agreement to advance or pay any funds to the Company or to the Investor Member, whether pursuant to a Mandatory Loan obligation under Section 5.11A,  an Expense Loan obligation pursuant to Section 5.11B, an obligation to pay a Put Price under Section 8.3, or any other obligation under this Agreement, such funds may be advanced or paid by another party on behalf of the Administrative Member and, to the extent advanced or paid, shall be treated for all purposes as if having been advanced or paid by the Administrative Member.  Nothing in this Section 5.1C is intended to affect the fact that the requirement to make all such advances or payments remains the obligation of the Administrative Member.

Section 5.2.Authority of the Administrative Member.

A.Subject to the provisions of Section 5.4, the Administrative Member for, in the name of, and on behalf of, the Company is hereby authorized, without limitation:

(i)to negotiate for and enter into agreements to hold, and otherwise manage the interest of the Company in the Subsidiaries;

(ii)with respect to Local Limited Partnerships, to give the Consent of the Company, in its capacity as the direct or indirect investor member or limited partner of any Investment Entity to any action proposed to be taken by a Local Limited Partnership that, under the provisions of its Local Limited Partnership Agreement, requires the Consent of the Investment Entity or the Holding Entity that holds an interest in such Local Limited Partnership, other than the sale or refinancing of any Apartment Complex or other property;

(iii)to borrow money and issue evidences of indebtedness in connection with the Mandatory Loans and Expense Loans;

(iv)to engage agents, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Company, and to pay fees, expenses and other compensation to such Persons;

(v)to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes (but subject to Section 11.8), either in favor of or against the Company;

(vi)to determine the appropriate accounting method or methods to be used by the Company (the Company intends to utilize the accrual method of accounting);

(vii)to cause the Company to make or revoke any of the elections referred to in Sections 108, 195, 709, 732, 754, or 1017 of the Code or any similar provisions enacted in lieu thereof or any other elections beneficial to the Members of the Company (if such election is in accordance with the written recommendations of the Accountants);

(viii)to allocate income, gains, losses, deductions, or credits (or item thereof) in accordance with Article IX;

(ix)to invest all funds not immediately needed in the operation of the business of the Company in Permitted Temporary Investments;

(x)to obtain loans for the Company from the Administrative Member or any Affiliate of the Administrative Member in accordance with the requirements of Section 5.3; and/or

(xi)to take such actions as are necessary and appropriate to permit or restrict the transfer of Interests, in accordance with the provisions of this Agreement.

Section 5.3.Authority of Administrative Member and its Affiliates To Deal with the Company, the Investment Entities, the Holding Entities, the Local Limited Partnerships and other Affiliated Entities.

A.The Administrative Member and its Affiliates may serve as a Local General Partner of a Local Limited Partnership, either jointly with an unaffiliated Local General Partner or as the sole Local General Partner.  The Administrative Member agrees that it shall notify the Investor Member within five business days if it or an Affiliate subsequently becomes a Local General Partner in any Local Limited Partnership.

B.The Administrative Member and its Affiliates shall have the right to contract or otherwise deal with the Company, any Investment Entity, any Holding Entity, or any Local Limited Partnership for the sale of goods or services provided that:  (i) all services rendered shall be rendered pursuant to a written contract that shall contain a clause allowing termination without penalty on 60 days’ Notice; and (ii) goods and services will be provided at a cost or the price no greater than that which would be charged for such goods or services by independent parties.

C.The Origination Loan, Mandatory Loans and Expense Loans made by the Administrative Member or its Affiliate, or MLCS (at its sole option), to the Company pursuant to Sections 5.10  and 5.11 are deemed to be on commercially reasonable terms for purposes of this Agreement.

Section 5.4.Restrictions on Authority.

In exercising management of the Company, the Administrative Member, on behalf of the Company and in furtherance of the business of the Company, shall have the authority to perform the acts outlined below once Consent is obtained from both Members:

A.perform any act in violation of this Agreement or any applicable law or regulation thereunder;

B.elect to dissolve the Company or Consent on behalf of the Company or permit any Investment Entity or any Holding Entity to Consent to the dissolution of any Investment Entity, any Holding Entity, or any Local Limited Partnership;

C.file for Bankruptcy, merge or consolidate with any entity (except as authorized in this Agreement) or do any other act that would make it impossible to carry on the ordinary business of the Company or permit any of the foregoing acts by any Investment Entity, any Holding Entity or, to the extent the Holding Entity in the relevant Local Limited Partnership has the right to consent to any Bankruptcy of the Local Limited Partnership, any Local Limited Partnership;

D.permit the Company to file for Bankruptcy, or to merge or consolidate with any entity;

E.possess Company property, or assign its rights in specific Company property, for other than a Company purpose;

F.admit a Person as a Administrative Member or as an Investor Member, except as provided in this Agreement;

G.perform any act that would subject the Investor Member to liability as a general partner in any jurisdiction;

H.confess a judgment against the Company;

I.cause the Company to enter into any business or activity unrelated to the purposes set forth in Section 3.1, or cause an Investment Entity or a Holding Entity, to enter into any business activity unrelated to their respective purposes as set forth in each of such entity’s operating agreements;

J.except as provided in this Agreement, amend or modify this Agreement or cause the Company to vote for, Consent to or approve any material amendment to or material modification of, or waive any material provision of, an Investment Entity Agreement or the operating agreement of any Holding Entity;

K.cause the Company to transfer, assign or otherwise dispose of all or any portion of the Company’s interest in an Investment Entity or Direct LLP;

L.Consent (i) to an Investment Entity’s sale, assignment or other transfer of its interest in any one or more Holding Entities or Local Limited Partnerships, or (ii) to the sale or disposition by a Local Limited Partnership of all or any material portion of the assets of a Local Limited Partnership, including the sale of any Apartment Complex or refinancing of any Apartment Complex or other property or (iii) to a Subsidiary’s sale, assignment or other transfer of its interest in any one or more Investment Entities or Direct LLPs;

M.change the principal place of business of the Company or change the identity or address of the agent for service of process on the Company;

N.commingle the funds of the Company with those of any other Person;

O.employ any Person as an employee;

P.extend the statute of limitations on assessment and collection with respect to “partnership items” as defined in Code Section 6231(a)(3) (“Entity-Level Tax Items”) of the Company or an Investment Entity or consent or permit an Investment Entity or a Holding Entity to consent to the extension of the statute of limitations on assessment and collection with respect to Entity-Level Tax Items ofany Local Limited Partnership

Q.cause the Company to incur any indebtedness other than as expressly permitted by this Agreement;

R.borrow or allow any Affiliate to borrow from the Company;

S.redeem or purchase any Interests except as provided in this Agreement;

T.cause the Company to acquire any interest, or permit an Investment Entity to acquire any interest in any real estate investment vehicles, other than those identified on Schedule B;

U.give Consent on behalf of the Company to the withdrawal of an Investment Entity Manager from any Investment Entity, the transfer of the interest of an Investment Entity Manager in such Investment Entity, or the admission of an additional or substitute Investment Entity Manager in an Investment Entity, without the prior Consent of the Investor Member;

V.give Consent on behalf of the Company to the admission of any additional or supplemental member to any Holding Entity; or

W.give Consent on behalf of the Company, or permit an Investment Entity or any Holding Entity to Consent to any modification, amendment or waiver of any provision of a Local Limited Partnership, which modification, amendment or waiver could materially affect any Tax Credits available to the Investor Member or the Company;

X.make an election under Section 754 of the Code or any other material tax election or change the Company’s accounting methods if such election or change of accounting method could reasonably be expected to have an adverse impact on the Company’s ability to realize the anticipated tax benefits; provided, that the Administrative Member shall, make all reasonable efforts to cause any Local Limited Partnership or other Partnership in which the Company is directly or indirectly invested to make a Section 754 election provided that the Administrative Member in its sole discretion deems such election to be in the best interests of the Company; or

Y.alter the tax status of the Company or determining any action of the Company or any subsidiary with respect to any tax controversy.

Section 5.5.Other Activities.

   Any Affiliate of the Administrative Member may engage in or possess interests in other business ventures of every kind and description for its own account, including, without limitation, serving as general partner or limited partner of other partnerships or as manager, managing member or non-managing member of other limited liability companies that own, either directly or through interests in other entities, or make loans with respect to Apartment Complexes and other properties similar to the Apartment Complexes and other properties.  Neither the Company nor the Investor Member shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

Section 5.6.  Fiduciary Duty.

   The Administrative Member shall have a fiduciary responsibility to the Investor Member for the safekeeping and use of all Company property, whether or not in its immediate possession or control, and shall not use or dispose of Company property in any manner except for the Company’s exclusive benefit.  The Administrative Member shall not contract away its fiduciary duties under the common law of agency.

Section 5.7.Tax Status of Company.

   In entering this Agreement, it is the intention of the Investor Member and the Administrative Member to form and operate the Company as a partnership for federal income tax purposes.  The Administrative Member shall take or cause the Company to take any and all reasonable steps that shall be deemed necessary by counsel to the Company to assure that the Company shall at all times be classified as a partnership for federal income tax purposes.

Section 5.8.Indemnity.

The Administrative Member shall defend, indemnify and hold harmless the (i) the Company and the Investor Member from any liability, loss, damage, fees, costs and expenses (“Damages”) incurred by reason of any demands, claims, suits, actions or proceedings against the Investor Member arising out of conduct of the Administrative Member or the Company that constitutes gross negligence, willful misconduct, breach of fiduciary duty, fraud, or breach of its representations, warranties, covenants or obligations set forth in this Agreement and (ii) the Investor Member from any Damages incurred by it for Company obligations (including, without limitation, any liability under any statute, regulation, ordinance or other provision of local, state or federal law pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety), and (iii) the Investor Member for any state, county or local real estate transfer tax or other similar liability or Damages imposed on Investor Member as a result of its investment in the Company;  each of the Damages described in the preceding subparts (i), (ii) and (iii) shall include all reasonable legal fees and costs incurred in defending against any such demands, suits, actions, proceedings, claims or liability or protecting themselves or the Company from, or lessening the effect of, any such activities.  The foregoing indemnification shall be a recourse obligation of the Administrative Member and the Company, and shall survive the dissolution of the Company and/or the retirement, insolvency, Bankruptcy or withdrawal of the Administrative Member.  The Administrative Member shall have no obligation to indemnify the Investor Member for any loss or Damage caused by the gross negligence or willful misconduct of the Investor Member.

Section 5.9.Duties and Obligations of the Administrative Member.

 In addition to the duties, obligations and covenants otherwise set forth in this Agreement, the Administrative Member has certain specific duties and obligations.

A.The Administrative Member shall promptly take all action that may be necessary or appropriate for the formation and qualification of the Company as a limited liability company under the Act and in order to qualify the Company in each jurisdiction in which the Company is doing business or in which such qualification is necessary to protect the limited liability of the Investor Member or is required by law.

B.The Administrative Member shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company.  The Administrative Member shall cause the Company to pay any taxes payable by the Company.

C.The Administrative Member will inform the Investor Member on a timely basis when the Administrative Member becomes aware of any event or occurrence that is asserted by any federal, state or local governmental entity to be a violation of any federal, state or local statute or regulation by any Local Limited Partnership.  The Administrative Member shall send to the Investor Member a copy of any notice or report that it receives with respect to such event or occurrence and, if such report indicates that such a violation has been asserted, the Administrative Member shall monitor the correction of such asserted violation and report to the Investor Member regarding corrective measures and the adverse consequences resulting from such asserted violation.

D.The Administrative Member shall obtain, or shall cause the general partner or managing member of any Investment Entity, Holding Entity and Local Limited Partnership, or the Seller, to obtain, all consents or approvals of any governmental authority or other person necessary in connection with the transactions contemplated by this Agreement or necessary to admit Investor Member to the Company and to cause the Company to acquire the Subsidiaries including, without limitation, (i) previous participation clearances (HUD Form 2530) and transfer of physical assets approval from HUD and Rural Development Services, and (ii) consents from lenders, trustees, governmental authorities and regulators, sellers, ground lessors and withdrawing or other partners or members, to the extent required under applicable loan or project documents.

E.Pursuant to the Purchase Agreement, as of closing, the Company shall acquire directly or indirectly from the Seller and Affiliates of the Seller all of the issued and outstanding capital stock of the Subsidiaries that are corporations.  Seller has represented in the Purchase Agreement that since incorporation, each such corporation has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return having either General Electric Company or Heller Financial, Inc. as its common parent.    Before the close of the Effective Date, the Administrative Member shall cause each of the Subsidiaries that is a corporation to be converted to a limited liability company under the applicable state law resulting in a tax liquidation of each such corporation on the Effective Date.  Pursuant to the Purchase Agreement, the Seller and Affiliates of the Seller that own the Subsidiaries which are converting to limited liability companies immediately upon the Effective Date shall make and file timely elections under Section 336(e) of the Code with respect to the sale of the Subsidiaries to the Company and any corresponding available elections under state, local or foreign Tax Law (collectively, the “336(e) Election”).  Further, the Company has agreed to provide Seller with such information and cooperation as Seller may reasonably request in connection with the preparation of any document or tax return necessary to effect the Section 336(e) Election, including IRS Form 8883 (Asset Allocation Statement under Section 338).

F.The representations and covenants of the Administrative Member set forth in the Closing Payment Direction Letter are incorporated herein by reference.  The Administrative Member covenants and agrees to perform its obligations and duties pursuant to the Closing Payment Direction Letter.

Section 5.10.Origination Loan.

 In addition to the Administrative Member’s Capital Contributions, the Administrative Member shall make a loan (the “Origination Loan”) in the amount of Five Million Three Hundred

Thousand Dollars ($5,300,000) to the Company, repayable by the Company to the Administrative Member pursuant to a Promissory Note issued by the Company on the terms described herein.  The Origination Loan shall accrue interest as of the date made at the Stipulated Loan Rate.  A copy of the promissory note memorializing the Origination Loan is attached hereto as Schedule H.  The Origination Loan (together with all accrued, unpaid interest thereon) shall be repaid to the Administrative Member out of any amounts otherwise distributable to the Members pursuant to Article IX.

Section 5.11.   Special Obligations of the Administrative Member.

The Administrative Member has certain special obligations and rights.

A.Mandatory Loans.  The Administrative Member shall be obligated to make Mandatory Loans to the Company at the designated dates and under the circumstances described below.  Alternatively, the Administrative Member may, at its option, pay directly to the Investor Member the amounts described below on an After-Tax Basis on the designated dates.  All such Mandatory Loans shall be non-recourse to the Investor Member, shall bear interest at the Stipulated Loan Rate and shall be repaid from Cash Flow in the priority set forth in Section 9.2 or from Capital Proceeds in the priority set forth in Section 9.3.  The obligation of the Administrative Member to make such Mandatory Loans shall be absolute and unconditional and to the fullest extent permitted by law shall not be subject to any delay, reduction, setoff, defense, counterclaim, or recoupment.  The times and circumstances under which the Administrative Member shall be obligated to make such Mandatory Loans are as follows:

(i)Covered Tax Year Deficiency Amount.  If, and when the Investor Member is entitled to a Covered Tax Year Deficiency Payment pursuant to Section 4.2B(i), the Administrative Member shall either (i) make a Mandatory Loan to the Company in the amount needed to enable the Company to distribute the Covered Tax Year Deficiency Payment and shall cause the Company to immediately make such distribution or, alternatively, (ii) pay directly to the Investor Member the amount (on an After-Tax Basis) needed for the Covered Tax Year Deficiency Payment.  If the Investor Member has not received a distribution or payment in an amount equal to the Covered Tax Year Deficiency Payment by the date specified in Section 4.2B(i), the Investor Member shall have the right to provide the Administrative Member and MLCS a Notice of Default on the form set forth as Schedule F  and make a demand for payment in accordance with the terms of the MLCS ISDA Master Agreement, provided that no delay in giving such notice shall affect the obligations of the Administrative Member pursuant to this Agreement.

(ii)Guaranty Extension with Respect to Tax Detriments.  The Administrative Member shall be obligated either (i) to make Mandatory Loans to the Company (if the Investor Member is still a Member of the Company) or (ii) to make direct payments to the Investor Member on an After-Tax Basis if, and to the extent that, during the Guaranty Extension Period, the Investor Member recognizes Tax Detriments relating to any of the Tax Credits previously claimed by the Investor Member on its federal tax return for a Covered Tax Year.  The obligations to advance funds or make payments pursuant to this Section 5.11A(ii) shall survive the termination of the Company.  If the Investor Member, whether or not it is still a Member of the Company, receives notice from the IRS of any such Tax Detriments, it shall notify the Administrative Member within 30 days after the Investor Member receives such notice; provided,  however, that the failure to provide such notice shall not relieve the Administrative Member of its obligations pursuant to this Agreement.  If the Company, or the its Tax Matters Partner (or Partnership Representative, if applicable), receives notice from the IRS of any such Tax Detriments that are Entity-Level Tax Items, then the Member or Partnership Representative (if applicable) shall promptly provide a copy of such notice to the Members. Within 25 days after any Final Determination that Tax Detriments exist, the Administrative Member shall make a Mandatory Loan to the Company in the amount of such Tax Detriments (the “Full Guaranty Extension Period Detriment”) less, five percent (5%) of the Full Guaranty Extension Period Detriment (the “Guaranty Extension Period Detriments”) and cause the Company to distribute out to the Investor Member an amount equal to such Guaranty Extension Period Detriment, or pay directly out to the Investor Member the amount necessary, on an After-Tax Basis, equal to such Guaranty Extension Period Detriment.  If the Investor Member has not received a distribution or payment in an amount equal to the Guaranty Extension Period Detriments within 30 days after such Final Determination that such Tax Detriments exist, the Investor Member shall have the right to provide the Administrative Member and MLCS a Notice of Default and to make a demand for payment in accordance with the terms of the MLCS ISDA Master Agreement.

(iii)Limitations on Mandatory Loans.  Notwithstanding anything to the contrary in this Section 5.11A or elsewhere in this Agreement, the Administrative Member shall not be obligated to make Mandatory Loans or direct payment to the Investor Member in lieu of a Mandatory Loan, and MLCS shall have no obligation to make any such Mandatory Loan or direct payment pursuant to this Agreement or under the MLCS ISDA Master Agreement, if and to the extent of: (a) the aggregate amount of such Mandatory Loans (or direct payments to the Investor Member in lieu of a Mandatory Loan) or, without duplication, MLCS ISDA Master Agreement payments would exceed 70% of the aggregate Projected Credits, (b) such Covered Tax Year Deficiency Payment or Tax Detriment arises from an adjustment applicable to a taxable year beginning later than December 31, 2020, (c)  of any Excluded Tax Credit Shortfall Amount, or (d) the reason for the Covered Tax Year Deficiency Payment or any Tax Detriment is the result any Change in Tax Law that impacts the ability of the Investor Member to receive or use the Tax Credits.  Notwithstanding anything to the contrary contained in the preceding subpart (b), if due to the application of the 2015 Act and Applicable Rules a Tax Detriment is made effective in a taxable year after December 31, 2020 but is a result of an adjustment to a Covered Tax Year, then the limitation contained in Section 5.11A(iii)(b) shall not apply.

(iv)The failure by Administrative Member to make a Mandatory Loan shall not constitute an event of default under this Agreement, provided that MLCS shall make its requisite payment in a timely manner as provided under the MLCS ISDA Master Agreement.

(v)In the event that a Mandatory Loan is not made as and when required hereunder and MLCS fails to make payment when due under the MLCS ISDA Master Agreement, the Investor Member shall be entitled to all otherwise distributable Cash Flow and Capital Proceeds from the Company in an amount equal to the related Covered Tax Year Deficiency Payment or Guaranty Extension Period Detriments plus interest thereon beginning as of the date of such failure by MLCS to make payment at the Stipulated Rate out of any amounts otherwise distributable to the Members pursuant to Article IX, prior to making any other distributions or payment of any kind to the Members.

B.Expense Loans.  The Administrative Member shall make, or cause to be made, loans to the Company in an amount sufficient to enable the Company to meet its Operating Expenses (other than fees, payments of interest or other reimbursements to the Administrative Member or its Affiliates) in excess of otherwise available cash (the “Expense Loans”).  Such Expense Loans shall be non-recourse to the Members of the Company, bear interest at the Stipulated Loan Rate, and shall be repaid from available cash in the priorities set forth in Article IX.

C.Credit Recovery Loans.    If and to the extent of any Excluded Tax Credit Shortfall Amount or any Top Loss Amount, the Investor Member shall be deemed to have made a loan (a “Credit Recovery Loan”) to the Company (a) in the amount of all Top Loss Amounts and (b) an amount equal on an After-Tax Basis to the sum of (i) such Excluded Tax Credit Shortfall Amount, and (ii) the amount of any additional interest and/or penalty that may be assessed by the IRS for any years as a result of such Final Determination.  Interest shall accrue on all Credit Recovery Loans from the date of the Final Determination at the Stipulated Loan Rate.  Credit Recovery Loans shall be repaid only from the Tax Audit Reserve and from available cash in the priorities set forth in Article IX.

Section 5.12.Rights and Obligations Related to MLCS ISDA Master Agreement.

A.The Members hereby Consent (i) to the execution and delivery by the Administrative Member on behalf of the Company of all agreements with MLCS to establish and implement the MLCS ISDA Master Agreement, (ii) the assignment by the Company to the Investor Member of all payments to which the Company is entitled under the MLCS ISDA Master Agreement, and (iii) to the payment by the Company of the MLCS IRFA Fee and the MLCS Contingent Fee.

B.Any collateral posted by MLCS under the “Credit Support Annex” of the MLCS ISDA Master Agreement shall be held in an account in the name of the Company.  The account will be maintained at Bank of America, N.A. and transactions with respect to such account will require the signature of the Investor Member.

C.The Investor Member shall have sole and absolute authority, on behalf of the Company, to control all calculations to be made by the Company as the calculation agent under the MLCS ISDA Master Agreement and the valuation agent under the “Credit Support Annex” to the MLCS ISDA Master Agreement.

D.The Administrative Member shall have no authority to amend the MLCS ISDA Master Agreement or cause a termination of the transactions thereunder without the Consent of the Investor Member.  In addition, the Investor Member shall have sole and absolute authority to control the selection and enforcement of all remedies under the MLCS ISDA Master Agreement.

ARTICLE VI.

RIGHTS, POWERS AND DUTIES OF THE ADMINISTRATIVE MEMBER

Section 6.1.Delegation of Authority.

Subject to the provisions of this Article VI, the Administrative Member may delegate all or any of its powers, rights and obligations pursuant to this Agreement, and may appoint, retain, contract or otherwise deal with any Person for the transaction of the business of the Company, which Person may, under supervision of the Administrative Member, perform any acts or services for the Company as the Administrative Member may approve.  Prior to such delegation, the Administrative Member shall provide Notice to the Investor Member of its intent to delegate pursuant to this Section 6.1, the specific powers, rights and obligations that the Administrative Member intends to delegate and the Person to whom the Administrative Member will make such delegation.

Section 6.2.Reserves.

A.The Administrative Member is authorized to establish and fund from Cash Flow reserves (“Reserves”) as the Administrative Member may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; provided, however, that the Consent of the Investor Member shall be required prior to funding aggregate Reserves in excess of One Hundred Fifty Thousand Dollars ($150,000).  To the extent that the Administrative Member determines that amounts held in Reserve are no longer necessary, such amounts shall be released and distributed as Cash Flow, as set for in Article IX.

B.Upon receipt of an information disclosure request or other notice from the IRS indicating that the IRS intends to initiate an investigation of or pursue a Partnership Challenge, the Administrative Member shall establish a reserve (the “Tax Audit Reserve”) to be used to pay any costs associated with the responding to the IRS inquiry and for repayment of a Credit Recovery Loan, if applicable.  During the pendency of a Partnership Challenge and until a Final Determination or other resolution of such IRS audit (the “Challenge Period”),  any amounts otherwise distributable to the Members pursuant to Article IX shall be applied to the Tax Audit Reserve, prior to making any other distributions or payment of any kind to the Members; provided, however, that the balance of the Tax Audit Reserve shall not exceed Five Hundred Thousand Dollars ($500,000).  During the Challenge Period, to the extent that Cash Flow and Capital Proceeds are insufficient to pay the costs of the Tax Matters Partner or Partnership Representative in connection with such audit or inquiry the Administrative Member shall cause proceeds held in the Tax Audit Reserve to be used to pay such costs.  Following the Challenge Period, the Tax Audit Reserve shall be released and applied first to any Credit Recovery Loan and then, as a distribution of Cash Flow, as set for in Article IX.

Section 6.3.Asset Manager.

A.Unless and until the Members shall agree to engage a third party to provide asset management services for the Company’s investments, the Administrative Member shall serve as the Company’s asset manager (the “Asset Manager”), and in consideration of such services as

Asset Manager shall receive the Asset Management Fee payable in accordance with the priorities set forth in Sections 9.2 and 9.3 hereof.  Subject to Section 5.4,  in its capacity as Asset Administrative,  the Administrative Member shall take all actions that it, in its discretion, deems necessary or appropriate in managing the Company’s direct or indirect investment in the Local Limited Partnerships, including but not limited to the following:

(i)quarterly receipt and review of financial and operating reports which it receives for any Investment Entity or Direct LLP;

(ii)maintenance of “watch lists” of all Local Limited Partnerships known to the Administrative Member to be experiencing financial or other difficulty;

(iii)to the extent of the Company’s right to do so, requiring or approving, as applicable, the replacement of a Local Limited Partnership’s management agent, accountant or Local General Partner if circumstances warrant; and

(iv)monitoring to the extent of information available to it, compliance with state allocation agency requirements, Tax Credit requirements, lender requirements, regulatory agreements and requirements of any federal, state or local rent or other subsidy providers.

B.An Asset Manager that is an Affiliate of either Member may only be terminated for Cause.  A Replacement Asset Manager may only be appointed by Consent of the Members.

Section 6.4.    No-Value Local Limited Partnerships.

The Administrative Member hereby represents and warrants to the Investor Member that the Local Limited Partnerships and Investment Entity Interests included and listed on Schedule G (collectively, the “No Value Local Limited Partnerships”)  are not projected to generate Tax Credits and no residual value is reasonably predicted in connection therewith.  The parties acknowledge and agree that during the period beginning on the Effective Date and ending on December 31, 2016, the Administrative Member, without further Consent of the Investor Member, may cause the Company to transfer any of the No-Value Local Limited Partnerships which the Administrative Member then reasonably still believes have no residual value to the Administrative Member or its designee for consideration in the amount of Ten Dollars ($10.00).    After December 2016, both Members must Consent to the transfer or sale of any No-Value Local Limited Partnerships and once such Consent is obtained, the Administrative Member shall pursue such action.

Section 6.5.Administrative Member Representations and Warranties.

A.The Administrative Member represents and warrants to the Investor Member that, as of the date hereof, to the best of its knowledge, the following are true:

(i)The Company is a duly organized limited liability company validly existing under the laws of the State of Delaware and has complied with all filing requirements necessary under the Act for the preservation of the limited liability of the Investor Member.

(ii)The Administrative Member is a duly organized limited liability company validly existing under the laws of the State of Delaware and is qualified to do business in each state in which such qualification is necessary, and has complied with all the filing requirements necessary under the Act for the preservation of the limited liability of the Investor Member.

(iii)No event, occurrence or proceeding is pending that would materially adversely affect the ability of the Administrative Member to perform its obligations hereunder.

(iv)The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken or to be made or taken pertaining to the Company or by the Administrative Member have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Company by the Administrative Member or one of its Affiliates will not constitute a breach or violation of, or a default under, the organizational documents of the Administrative Member or said Affiliate or any agreement by which the Administrative Member or such Affiliate is bound, nor, to the best of its knowledge and belief, constitute a violation of any law, administrative regulation or court decree.

(v)The Company will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes.

(vi)The Administrative Member has complied with all of its obligations under this Agreement and is not otherwise in breach of this Agreement.

(vii)The Administrative Member has complied with and has caused the Company to comply with all applicable local, state and federal laws, statutes, regulations, rules and ordinances (including without limitation all applicable filing and disclosure requirements related thereto).

(viii)The Administrative Member has not received notice from the IRS that it considers the Administrative Member or any Affiliate of the Administrative Member to be involved in any abusive tax shelter and it is not aware of any facts which, if known to the IRS, would cause such notice to be issued.

(ix)No event, action, investigation, litigation, occurrence or proceeding is pending that would materially adversely affect the ability of the Administrative Member or any Affiliate to perform its obligations pursuant to this Agreement or under any other agreement with respect to the Company, an Investment Entity or any Holding Entity, including, without limitation, (i) previous participation clearances (HUD Form 2530) and transfer of physical assets approval from HUD and Rural Development Services, and (ii) consents from lenders, trustees, governmental authorities and regulators, sellers, ground lessors and withdrawing or other partners or members, to the extent required under applicable loan or project documents.

(x)No event of Bankruptcy concerning the Administrative Member or its Affiliates has occurred.

(xi)To Administrative Member’s knowledge, each Local Limited Partnership owns the Apartment Complex that  the Administrative Member has identified that it owns.  The Administrative Member knows of no reason why any Apartment Complex will not qualify for Tax Credits in the amounts set forth in the Projected Tax Credits, except as set forth on Schedule J.

(xii)No election has been made by or on behalf of the Investment Entity, any Holding Entity or any Local Limited Partnership under Regulations Section 301.7701-3(c)(1)(i) to be treated as a corporation for federal income tax purposes.

B.The Administrative Member hereby covenants to the Investor Member that:

(i)The Administrative Member has complied and will comply with and has caused and will cause the Company to comply with all applicable local, state and federal laws, statutes, regulations, rules and ordinances (including, without limitation, all applicable filing and disclosure requirements).

(ii)The Administrative Member shall not employ any Person as an employee of the Company.

(iii)The Administrative Member will comply in all material respects with each provision of this Agreement to be observed or performed by the Administrative Member.

(iv)Except for this annual Asset Management Fee and other amounts payable under the terms of this Agreement, including amounts payable under Section 6.3,  the Administrative Member and its Affiliates shall not accept or receive any fee, commission, consideration, limited liability company interest or other payment or remuneration from any Investment Entity or Local Limited Partnership  without the consent of the Investor Member.

(v)To Administrative Member’s knowledge, except as set forth on Schedule J, none of the Local Limited Partnerships (or partners or members therein) (i) is or has been subject to investigation, examination or inquiry by any governmental or regulatory agency, (ii) is or has been engaged in litigation (other than litigation in the ordinary course of operating an Apartment Complex), or a dispute likely to involve litigation or (iii) has received notice of any violations of laws or regulations.  If the Administrative Member becomes aware of the existence of (or potential for) any matter described in clauses (i), (ii) and (iii) above with respect to each of the Local Limited Partnerships (and partners or members therein), the Administrative Member shall immediately report any material findings in reasonable written detail to the Investor Member (together with its written assurance delivered to the Investor Member in each instance that it will, to the extent of its legal right to do so, use commercially reasonable efforts to promptly resolve or remedy any such matter to the reasonable satisfaction of the Investor Member).

Section 6.6.Indemnification of Administrative Member.

A.The Administrative Member and its Affiliates shall have no liability to the Company or to any Member for any loss suffered by the Company that arises out of any action or inaction of the Administrative Member or its Affiliates, if the Administrative Member or its Affiliates, in good faith, determined that such course of conduct was in the best interests of the Company and was within the scope of the authority granted hereunder, and such course of conduct did not constitute fraud, gross negligence, malfeasance, breach of any representation, warranty, covenant or agreement as set forth in this agreement, violation of law which has a material adverse effect on the Company or any Member, breach of fiduciary duty, or willful misconduct of the Administrative Member or its Affiliates.  The provisions of this paragraph shall in no way limit the indemnity made by the Administrative Member in Section 5.8.

Except as otherwise provided in this paragraph, the Administrative Member and its Affiliates shall be indemnified by the Company for any losses, judgments, liabilities, expenses and amounts paid by the Administrative Member or its Affiliates in connection with the Company (collectively, any “Payments”) if the Administrative Member, in good faith, determined that the course of conduct which resulted in such Payment was in the best interests of the Company, provided that such course of conduct did not constitute fraud, gross negligence, malfeasance, breach of any representation, warranty, covenant or agreement set forth in this Agreement, a violation of law which has a material adverse effect on the Company or any Member, breach of fiduciary duty or willful misconduct on the part of the Administrative Member and its Affiliates.  Any indemnity under this Section 6.6 shall be paid from, and only to the extent of, Company assets other than Reserves and Tax Audit Reserves, shall not be paid unless the Investor Member has received the Projected Credits (or the proceeds of any required Mandatory Loans, Credit Recovery Loans or IRFA payments).  The Investor Member shall not have any personal liability to fund indemnity payments under this paragraph.  Notwithstanding the foregoing, the indemnity provided under this Section 6.6 shall not apply to any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained which arise out of or in conjunction with actions brought by any Member or any governmental authority relating to federal or state securities law matters.  The Company shall not pay for any insurance covering liability of the Administrative Member for actions or omissions for which indemnification is not permitted hereunder.

ARTICLE VII.
RETIREMENT OF THE ADMINISTRATIVE MEMBER

Section 7.1.Admission of Successor or Additional Administrative Members.

A.The Administrative Member shall not have the right to retire or voluntarily dissolve (including the filing of a certificate of dissolution or the equivalent) or withdraw voluntarily from the Company or sell, transfer, assign, encumber or otherwise dispose of all or any portion of its Administrative Member’s Interest without the Consent of the Investor Member.  For purposes of the foregoing, the sale of a direct or indirect interest in the Administrative Member shall be treated as a sale of the Administrative Member’s Interest.  Any attempted transfer, assignment or withdrawal in contravention if any of the provisions of this Section 7.1 shall be void and ineffectual and shall not bind, or be recognized by, the Company.

B.If there is a Bankruptcy of the Administrative Member, the Administrative Member shall be deemed to have withdrawn from the Company and the Investor Member shall have the right to elect to continue the business of the Company either as a single member limited liability company under the Act or with a Replacement Administrative Member or Replacement Manager selected by the Investor Member in accordance with Section 7.2.

Section 7.2.Removal of an Administrative Member.

A.The Investor Member, without the Consent of the Administrative Member, may remove the Administrative Member for Cause, and, if it does so, may elect to continue the Company as a single member limited liability company under the Act or elect a replacement for the Administrative Member, who may be admitted as a successor Administrative Member (a

“Replacement Administrative Member”) or who may be a non-Member manager (a “Replacement Manager”).

B.If the Investor Member elects to remove the Administrative Member, it shall provide the Administrative Member with Notice thereof, which Notice shall specify the Cause for the removal, and set forth the date upon which such removal is to become effective.

C.Upon removal, the Administrative Member shall have the rights afforded to it pursuant to Section 7.3 below.

Section 7.3.Replacement Administrative Member and Rights of the Removed Administrative Member.

If the Investor Member elects to have a Replacement Administrative Member admitted to the Company, the Replacement Administrative Member shall, upon such admission, immediately succeed to the management rights previously held by the removed or Bankrupt Administrative Member, which will surrender all such rights, and the Replacement Administrative Member shall have the right to acquire from the removed Administrative Member all of the removed Administrative Member’s Company Interest for a purchase price of One Hundred Dollars ($100).  From and after the date of removal or Bankruptcy, the removed Administrative Member shall not have the right to accrue any further fees to which it might formerly have been entitled.  The removed Administrative Member shall remain entitled to receive any fees that had accrued but been unpaid prior to the removal date, and shall also remain entitled to repayment of any loans it may previously have made to the Company, in the same priority that such fees or loans would otherwise have been paid or repaid; provided,  however, that the Company shall have the right to offset against such fees or loans any damages incurred by the Company or the Investor Member as a result of the events giving rise to the Cause for which the Administrative Member was removed.  From and after the removal date, the Replacement Administrative Member shall be entitled to receive any fees for services it performs after such removal date and for which the removed Administrative Member would previously have been entitled but for its removal.

Section 7.4.Consequences of Removal.

If the Administrative Member is removed or otherwise replaced pursuant to this Article VII, becomes Bankrupt or withdraws, its obligations under this Agreement, including without limitation its obligations to provide Mandatory Loans, shall survive and, except as provided in the last sentence of this Section 7.4, the obligation of MLCS under the MLCS ISDA Master Agreement shall remain in full force and effect.  In addition, the Administrative Member’s indemnification obligations set forth in Section 5.8 shall continue and shall survive with respect to any liability incurred by the Investor Member as a result of events that occurred prior to the removal of the Administrative Member.  However, a removed Administrative Member shall be free of any indemnification obligation set forth in Section 5.8 as a result of the events that occur from and after the date of such removal and any such obligations shall not be covered by the MLCS ISDA Master Agreement.

ARTICLE VIII.
TRANSFERABILITY OF THE INVESTOR MEMBER INTEREST

Section 8.1.Assignment.

The Investor Member shall not, without the Consent of the Administrative Member, and compliance with Section 8.2,  have the right to assign all or part of its Interest in the Company including its rights as beneficiary of any Covered Tax Year Deficiency Payment or Guaranty Extension Period Detriments,  and to have such assignee admitted as a Substitute Investor Member.  Notwithstanding the foregoing, the restrictions set forth in this Section 8.1  and Section 8.2 need not be satisfied if the Investor Member exercises the Option pursuant to Section 8.4.  The assignment of the MLCS ISDA Master Agreement in connection with any such assignment of an Investor Member’s Interest shall be governed by the terms thereof.

Section 8.2.Restrictions.

A.No assignment of all or any part of the Investor Member Interest, or admission of a Substitute Investor Member shall be permitted if it would cause a material adverse tax consequence to the Administrative Member; provided,  however, that such assignment shall be permitted if the assigning Investor Member agrees in writing, in form and substance satisfactory to the Administrative Member, to indemnify the Administrative Member from any such adverse tax consequences, and the assigning Investor Member obtains all required consents for such transfers.

B.No assignment of all or any part of the Investor Member Interest or admission of a Substitute Investor Member shall be permitted unless the Administrative Member has been provided with an opinion of counsel that such assignment and/or substitution complies with applicable federal and state securities laws and the assignee/Substitute Investor Member certifies that it is an “accredited investor” as defined in Regulation D of the Securities and Exchange Commission.

C.Any attempted assignment or substitution in contravention of any of the provisions of Section 8.1 or this Section 8.2 shall be void and ineffectual and shall not bind, or be recognized by, the Company.

D.The  Investor Member agrees that it will not sell, assign or otherwise transfer its Investor Member Interest or any fraction thereof to any Person who does not represent and warrant to the Administrative Member and to the Company that its acquisition of its Investor Member Interest is made for its own account and not for the account of others and has no present intention of reselling its Investor Member Interest, and that does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Investor Member Interest or any fraction thereof to any Person who does not similarly represent, warrant and agree.

Section 8.3.Substitute Investor Members.

A.Any Substitute Investor Member shall, as a condition of receiving any Interest in the Company, agree to be bound (to the same extent as its assignor was bound) by the provisions of this Agreement.

B.Upon the admission of a Substitute Investor Member, Schedule A shall be amended to reflect the name and address of such Substitute Investor Member and, if appropriate, to eliminate the name and address of its assignor, and an amendment to the Certificate reflecting such admission shall be filed, if required by the Act, in accordance with the applicable provisions of the Act.  Each Substitute Investor Member shall execute such instrument or instruments as shall be required by the Administrative Member to signify such Substitute Investor Member’s agreement to be bound by all the provisions of this Agreement.

Section 8.4.Put Option.

A.Put Evaluation Period.  During the six (6) month period ending on  June 30, 2020 (the “Put Evaluation Period”), the Investor Member shall have the right to exercise an option to require the Company to initiate an evaluation period and determine (the “Put Evaluation Option”) by delivering a Notice (the “Put Evaluation Notice”)  to the Company.  Upon exercise of the Put Evaluation Option, the Administrative Member covenants and agrees to provide reasonable access to necessary information, make commercially reasonable efforts to obtain information from Investment Entities and Local Limited Partnerships, and make good faith efforts to determine the Fair Market Value of the Interest using the process described in Section 8.4B (the “Put Price”). Upon delivery of the Put Evaluation Notice and determination of Put Price as set forth below, the Investor Member shall have the right to exercise the Put Option as set forth in Section 8.4C, below.

B.Put Price. Within thirty (30) days of delivery of the Put Evaluation Notice, each Member shall appoint an appraiser qualified to appraise low income housing tax credit properties and interests in entities which directly or indirectly own such properties or interests therein.  The appraisers shall be instructed to value the interest of the Investor Member in the Company, taking into consideration all appropriate discounts.  If the higher of the two appraisals is less than or equal to 120% of the lower of the two appraisals the Fair Market Value of the Investor Member’s Interest shall be the mean average of the two appraisals.  If the higher appraisal is more than 120% of the lower appraisal, the two appraisers shall within thirty (30) days of delivery of the first two appraisals appoint a third appraiser, who shall value the Interest in accordance with the same guidelines, and the Fair Market Value of the Interest shall be the mean average of the two appraisals which are closest to each other.    The Members agree to cause all appraisals to be delivered not later than November 1, 2020.  Notwithstanding the foregoing, the Members may at any time in the process agree on the fair market value of the Investor Member’s Interest, in which case the Fair Market Value of the Interest shall be the fair market value as so agreed.

C.Put Period.  During the thirty (30) day period ending on December 15, 2020 (the “Put Period”), the Investor Member shall have the right to exercise an option to require the Company to redeem all but not less than all of the Investor Member’s Interest (the “Put Option”) by delivering a Notice (the “Put Notice”) to the Company, which Put Notice shall be irrevocable.  Upon receipt of the Put Notice, the Administrative Member shall be obligated to pay the Put Price and cause the Company to redeem the Investor Member’s Interest as set forth in Section 8.3D.

D.Closing.  Closing of any redemption hereunder shall occur on December 31, 2020.  On the date of the closing of the redemption, the Administrative Member shall pay the consideration in cash.  At the closing of a redemption under this Section 8.4, (i) the Investor Member shall deliver to the Company an assignment of the Investor Member’s Interests, which assignment shall be free and clear of all legal and equitable liens, claims and encumbrances (other than legal and equitable claims, if any, pursuant to this Agreement); (ii) the Company shall deliver to the Investor Member the consideration for such interest and an assumption of such Investor Member’s obligations under this Agreement arising from and after the date of such assignment, and (iii) the Company and the Investor Member shall represent and warrant to each other to the extent applicable that each is duly organized, validly existing, has the necessary capacity, power and authority to consummate the subject transactions and requires no consents which have not been obtained.  Each party shall pay its own costs and expenses in connection with the conveyance.  The parties shall take such other actions and execute such other documents as may be necessary or appropriate to give effect to any disposition contemplated by this Section 8.4.

Section 8.5.Outside Activities.

Nothing contained in this Agreement shall be construed to constitute the Investor Member the agent of any other Member or to limit in any manner the Investor Member in the carrying on of its own businesses or activities.  The Investor Member may engage in and possess any interest in other business ventures (including limited partnerships and limited liability companies) of every kind, nature and description, independently or with others, whether existing as of the date hereof or hereafter coming into existence, including, without limitation, acting as Administrative Member, member or Investor Member of other entities which own, directly or through interests in other entities, housing projects similar to, or in competition with, the Apartment Complexes.  Neither the Company nor any of the Members shall have any rights by virtue of this Agreement in or to any such other business ventures or to the income or profits derived therefrom and nothing shall be construed to render them members in any such business ventures.

ARTICLE IX.
PROFITS & LOSSES; DISTRIBUTIONS

Section 9.1.Allocation of Profits and Losses and Tax Credits.

A.After giving effect to the special allocation provisions of Section 9.6, Operating Profits or Losses and Tax Credits for any Company Fiscal Year shall be allocated 0.01% to the Administrative Member and 99.99% to the Investor Member.

B.After giving effect to the special allocation provisions of Section 9.6, Profits or Losses from a Capital Transaction in any Company Fiscal Year shall be allocated to and among the Members as follows:

(i)As to Profits:

i.First, an amount of Profits equal to the aggregate negative balances (if any) in the Capital Accounts of all Members having negative balance Capital Accounts shall be allocated to such Members in proportion to their negative Capital Account balances until all such Capital Accounts have zero balances; and

ii.Second, an amount of Profits shall be allocated to each of the Members until the positive balance in the Capital Account of each Member equals the amount of cash that would be distributed to such Member in accordance with the provisions of Sections 9.3J if all the assets of the Company were sold at their Gross Asset Value as of the end of such Company Fiscal Year.

(ii)As to Losses:

i.First, an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Members having positive balance Capital Accounts shall be allocated to such Members in proportion to their positive Capital Account balances until all such Capital Accounts have zero balances; provided,  however, that if the amount of Losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Members having positive balances in their Capital Accounts, then such Losses shall be allocated to the Members in such proportions and in such amounts so that the Capital Account balances of each Member shall equal, as nearly as possible, the amount such Member would receive if an amount equal to the excess of (i) the sum of all Members’ balances in their Capital Accounts computed prior to the allocation of Losses under this Section 9.1B(ii) over (ii) the aggregate amount of Losses to be allocated to the Members pursuant to this Section 9.1B(ii)  were distributed to the Members in accordance with the provisions of Section 9.3J; and

ii.Second,  the balance, if any, of such Losses shall be allocated 0.01% to the Administrative Member and 99.99% to the Investor Member.

Section 9.2.Distribution of Cash Flow.

Subject to the provisions of Section 5.11A(v),  Cash Flow shall be applied and distributed within one hundred twenty (120) days after the close of each Fiscal Year to and among the Members in the following amounts and order of priority:

A.First,  to the Investor Member to the repayment of any Credit Recovery Loan, including any accrued but unpaid interest thereon;

B.Second,  to the Investor Member to the repayment of any IM Voluntary Loan, including any accrued but unpaid interest thereon;

C.Third, to the Administrative Member to the repayment of any Mandatory Loans, including any accrued but unpaid interest thereon;

D.Fourth,  to the Administrative Member to the repayment of any Expense Loans, including any accrued but unpaid interest thereon;

E.Fifth,  to the setting up and funding of any Reserves, as permitted pursuant to Section 6.2;

F.Sixth,  to the payment of any accrued but unpaid Guaranty Fee due to the Administrative Member,  including any accrued but unpaid interest thereon;

G.Seventh,  to the payment of any accrued but unpaid Asset Management Fees due to the Administrative Member,  including any accrued but unpaid interest thereon;

H.Eighth,  (i)until December 31, 2020, 30% of any remaining Cash Flow to the repayment of the Origination Loan (including any accrued but unpaid interest thereon), and

(ii)on and after January 1, 2021, 100% to the repayment in full of the Origination Loan (including any accrued but unpaid interest therein); and

I.Ninth,  the balance, pro rata to the Members, in accordance with their Membership Interests.

Notwithstanding the foregoing, in the event of a Partnership Challenge all Cash Flow of the Company shall be applied to the Audit Reserve pursuant and subject to Section 6.2B.

Section 9.3.Distribution of Capital Proceeds.

Subject to the provisions of Section 5.11A(v), Capital Proceeds shall be distributed quarterly, but not prior to the delivery to the Investor Member of the quarterly Company financial statements for the applicable quarter pursuant to Section 10.4A hereof and the payment of all outstanding Operating Expenses as follows:

A.First, to the Investor Member to the repayment of any Credit Recovery Loan, including any accrued but unpaid interest thereon;

B.Second, to the Investor Member to the repayment of any IM Voluntary Loan, including any accrued but unpaid interest thereon;

C.Third, to the Administrative Member to the repayment any Mandatory Loans including any accrued but unpaid interest thereon,

D.Fourth, to the Administrative Member to the repayment any Expense Loans, including any accrued but unpaid interest thereon;

E.Fifth, to the setting up and funding of any Reserves, as permitted pursuant to Section 6.2;

F.Sixth,  twenty percent (20%) of any remaining Capital Proceeds to the payment of the MLCS Contingent Guaranty Fee;

G.Seventh,  to the payment of any accrued but unpaid Guaranty Fee (including any accrued but unpaid interest thereon);

H.Eighth,  to the payment of any accrued but unpaid Asset Management Fees due to the Administrative Member (including any accrued but unpaid interest thereon);

I.Ninth,  (i)until December 31, 2020, 30% of any remaining Capital Proceeds to the payment of the Origination Loan (including any accrued but unpaid interest thereon), and

(ii)on and after January 1, 2021, 80% to the payment in full of the Origination Loan (including any accrued but unpaid interest therein); and

J.Tenth,  the balance, to the Members, thirty percent (30%) to the Investor Member and seventy percent (70%) to the Administrative Member.

Notwithstanding the foregoing, in the event of a Partnership Challenge all Capital Proceeds of the Company shall be applied to the Audit Reserve pursuant and subject to Section 6.2B.

Section 9.4.Special Distributions.

A.Mandatory Loan Proceeds.  To the extent the Company receives Mandatory Loan proceeds pursuant to Section 5.11A, such proceeds shall, promptly after receipt be distributed 100% to the Investor Member.

B.Seller Indemnity Proceeds.The Administrative Member is authorized directly or through an agent to enforce any and all rights, claims and remedies that the Company may have against the Seller and its Affiliates to seek Seller Indemnity Proceeds or other payments.  Any Seller Indemnity Proceeds shall be applied or paid over as set forth in this Section 9.4B.  If the Company receives Seller Indemnity Proceeds, such proceeds shall be distributed first, to the Investor Member an amount equal to the excess, if any, of the Seller Tax Credit Indemnity Amount over the Mandatory Loan proceeds received by the Investor Member with respect to the same Tax Credits from which the Seller Tax Credit Indemnity Amount arose; second, to the Investor Member to the extent of any Damages incurred by the Investor Member; third, to the Administrative Member, to the extent of any Damages incurred by the Administrative Member; and, thereafter,  if the sum of first, second and third do not exceed the Seller Tax Credit Indemnity Amount, the remainder of the Seller Tax Credit Indemnity Amount shall be distributed as Capital Proceeds.  All other Seller Indemnity Proceeds including all Seller Indemnity Proceeds which are unrelated to Tax Credits shall be received by the Company and treated as Capital Proceeds.  Any funds received from Seller which are not Seller Indemnity Proceeds shall be held in trust by the Company and paid over to the Administrative Member.

Section 9.5.Tax Issues on Liquidation.

A.Subject to the provisions of Section 9.5B, any Capital Proceeds from a Terminating Capital Transaction remaining after payment of, or adequate provision for, the debts and obligations of the Company shall be distributed to those Members with positive Capital Account balances (after taking into account all Capital Account adjustments for the Company taxable year) in proportion to said Capital Account balances.

B.If following the “liquidation” of a Member’s interest in the Company (as defined in Section 1.704-1(b)(2)(ii)(g) of the Allocation Regulations) or the dissolution of the Company and the distribution or liquidation of its assets in accordance with the foregoing provisions of this Section 9.5, the Administrative Member has a deficit balance in its Capital Account after adjusting such Capital Account to reflect the allocations and distributions required under Sections 9.1, 9.2 and 9.3 above (including, without limitation, the allocation to the Administrative Member of its share of Partnership Minimum Gain and/or Partner Nonrecourse Debt Minimum Gain), the Administrative Member shall contribute to the capital of the Company an amount equal to the lesser of (i) such deficit balance or (ii) the amount required under Section 1.704-1(b)(2)(iii)(c)(2) of the Allocation Regulations to permit the Administrative Member to be allocated at least 0.01% of each Tax Item of the Company for each Fiscal (and taxable) Year.  Such contribution shall be made on the first to occur of (i) the date that is 10 days after the delivery to the Administrative Member of a certificate of the Accountants, prepared in good faith and at the expense of the Company, setting forth the calculation of the Administrative Member’s negative Capital Account balance, or (ii) the later of (a) the last day of the taxable year of the Company in which such liquidation occurs, or (b) 90 days after the date of the liquidation.  Any such amount shall be distributed to those Members having positive Capital Account balances in proportion to, and to the extent necessary to eliminate such positive balances, or in such other manner as may be required under Section 1.704-1(b)(2)(ii)(b)(3) of the Allocation Regulations.  In no event shall the Investor Member have any obligation to restore any negative balance in its Capital Account following the allocation to it of its share of Partnership Minimum Gain, and its share of Partner Nonrecourse Debt Minimum Gain, if any.

C.The parties intend that, as a result of the application of the allocation and distribution provisions contained in this Article IX, any Capital Proceeds from a Terminating Capital Transaction will be distributed in the same manner as Capital Proceeds are distributed under the provisions of Section 9.3.  If the Company is advised at any time by the Accountants or counsel that an actual distribution of Capital Proceeds at the end of any Fiscal Year in accordance with the provisions of Section 9.5B would not result in each Member receiving the amount that it would have received if Section 9.3 rather than Section 9.5B applied to such distribution, the Administrative Member shall so notify the Investor Member and, with the Consent of the Investor Member, is authorized and empowered to amend the provisions of this Article IX relating to the allocation of Profits or Losses (other than the Regulatory Allocations) for such Fiscal Year (and for subsequent Fiscal Years if necessary) to cure such defect consistent with the principles set forth in the first sentence of this Section 9.5D.

Section 9.6.Special Allocation Provisions.

Notwithstanding anything to the contrary contained in this Agreement:

A.Nonrecourse Deductions shall be allocated 99.99% to the Investor Member and 0.01% to the Administrative Member.

B.Partner Nonrecourse Deductions shall be allocated to and among the Members in the manner provided in the Allocation Regulations.

C.Subject to the provisions of Section 9.6N, if there is a net decrease in Partnership Minimum Gain for a Company Fiscal Year, the Members shall be allocated items of Company income and gain in accordance with the provisions of Section 1.704-2(f) of the Allocation Regulations.

D.Subject to the provisions of Section 9.6N, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain for a Company Fiscal Year, then any Member with a Share of such Partner Nonrecourse Debt Minimum Gain shall be allocated items of Company income and gain in accordance with the provisions of Section 1.704-2(i)(4) of the Allocation Regulations.

E.Subject to the provisions of Sections 9.6A through 9.6D above, if the Investor Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Allocation Regulations, items of Company income and gain shall be specially allocated to the Investor Member in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the Adjusted Capital Account Deficit of the Investor Member as quickly as possible.  This Section 9.6E is intended to constitute a “qualified income offset” provision within the meaning of the Allocation Regulations and shall be interpreted consistently therewith.

F.Subject to the provisions of Sections 9.6A through 9.6E above, in no event shall the Investor Member be allocated Losses that would cause it to have an Adjusted Capital Account Deficit as of the end of any Company Fiscal Year.  Any Losses that are not allocated to the Investor Member by reason of the application of the provisions of this Section 9.6F shall be allocated to the Administrative Member.

G.Subject to the provisions of Sections 9.6A through 9.6F above, if the Investor Member has an Adjusted Capital Account Deficit at the end of any Company Fiscal Year, items of Company income and gain shall be specially allocated to the Investor Member in the amount of such Adjusted Capital Account Deficit as quickly as possible.

H.In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.  If the Gross Asset Value of any Company property is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.  Any elections or other decisions relating to such allocations shall be made by the Administrative Member in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 9.6H are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

I.For purposes of determining the Profits, Losses, Tax Credits or any other items allocable to any period, Profits, Losses, Tax Credits and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Administrative Member using any permissible method under Code Section 706 and the Regulations thereunder.

J.To the extent that interest on loans (or other advances that are deemed to be loans) made by the Administrative Member to the Company is determined to be deductible by the Company in excess of the amount of interest actually paid by the Company, such additional interest deduction(s) shall be allocated solely to the Administrative Member.

K.If the IRS successfully disallows the deduction of all or any part of any fee paid by the Company to the Administrative Member or its Affiliates by recharacterizing such fee as a distribution to the Administrative Member, there shall be, to the extent permitted by the Code, a special allocation of gross income to the Administrative Member for the Fiscal Year with respect to which such disallowed deduction was claimed by the Company in the amount of such disallowed deduction.

L.For purposes of determining each Member’s proportionate share of the excess Nonrecourse Liability of the Company pursuant to Section 1.752‑3(a)(3) of the Allocation Regulations, the Investor Member shall be deemed to have a 99.99% interest in Profits and the Administrative Member shall be deemed to have a 0.01% interest in Profits.

M.Any Recapture of any Tax Credit shall be allocated to and among the Members in the same manner in which the Members share the expenditures giving rise to such Tax Credit.

N.If for any Fiscal Year the application of the minimum gain chargeback provisions of Sections 9.6C or 9.6D would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Administrative Member may request a waiver from the Commissioner of the IRS of the application in whole or in part of Sections 9.6C or 9.6D in accordance with Section 1.704‑2(f)(4) of the Allocation Regulations.  Furthermore, if additional exceptions to the minimum gain chargeback requirements of the Allocation Regulations have been provided through revenue rulings or other IRS pronouncements, the Administrative Member is authorized to cause the Company to take advantage of such exceptions if to do so would be in the best interest of a majority in interest of the Members.

O.Unless otherwise specifically provided in this Agreement, all Tax Items shall be allocable to and among the Members in accordance with their allocable shares of Profits or Losses.

Section 9.7.Order of Application.

The provisions of this Article IX shall be applied in the order required by the applicable provisions of the Allocation Regulations or if no such order is specified, in the manner determined by the Accountants.

ARTICLE X.
DISSOLUTION AND LIQUIDATION OF THE COMPANY

Section 10.1.Events Causing Dissolution.

A.The Company shall dissolve upon the happening of any of the following events:

(i)the passage of 90 days after the liquidation or sale of (i) all Apartment Complexes and other properties and/or the Investment Entity Interests or Local Limited Partnership Interests, and/or Holding Entity Interests, and/or the Company’s Interest or the Subsidiaries’ Interest in the Investment Entities, as applicable, and (ii) the sale or other disposal of substantially all other assets of the Company, unless the Administrative Member needs to continue the Company business for the purpose of the receipt and collection of a note or notes receivable and payments thereon or the collection of any other consideration to be received in exchange for the assets of the Company (which activities shall be deemed to be a part of the winding up of the affairs of the Company); or

(ii)the election by the Administrative Member, with the Consent of the Investor Member, to dissolve the Company; or

(iii)Any other event which the Act requires to cause dissolution of the Company.

B.Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until a Certificate of Cancellation shall be filed with the Delaware Secretary of State and the assets of the Company shall have been distributed as provided in Section 9.5. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members shall continue to be governed by this Agreement.

Section 10.2.Liquidation.

A.Upon dissolution of the Company, the Administrative Member shall liquidate the assets of the Company, apply and distribute the proceeds thereof as contemplated by Section 9.5 and cause the cancellation of the Certificate.

B.If the Administrative Member shall determine that an immediate sale of part or all of the Company’s assets would cause undue loss to the Company, the Administrative Member may, after having given Notice to the Investor Member, to the extent not then prohibited by any applicable law of any jurisdiction in which the Company is then formed or qualified, defer liquidation of, and withhold from distribution, for a reasonable time any assets of the Company except those necessary to satisfy the Company’s debts and obligations.  No distributions in kind shall be made.

C.Upon dissolution of the Company, if there is no Administrative Member, such other Person who may be appointed in accordance with applicable law shall be responsible to take all action related to the winding up and distribution of assets of the Company and shall perform the actions of the Administrative Member described in this Section 10.2.

D.No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.  Nothing in this Section 10.2 shall alter the limitation on liability of the Administrative Member or its Affiliates pursuant to Section 6.6.

ARTICLE XI.
BOOKS AND RECORDS, ACCOUNTING, TAX ELECTIONS, ETC.

Section 11.1.Books and Records.

The Administrative Member shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of transactions with respect to the conduct of the Company’s business.  The books and records shall be maintained in accordance with sound accounting practices, consistently applied, and shall be available at the principal office of the Company for examination by any Member, or its duly authorized representatives, at any reasonable time during normal business hours at the office of the Company.  The Company may maintain such books and records and may provide such financial or other statements as the Administrative Member deems advisable, consistent with the practices of businesses of a like kind and character.  The Administrative Member shall obtain any reports to which it is entitled from the Investment Entities and Local Limited Partnerships and maintain records and documentation sufficient to provide the reports required to be provided to the Investor Member under this Agreement.

Section 11.2.Bank Accounts.

The bank accounts of the Company shall be maintained at Bank of America, N.A.  All deposits and other funds not immediately needed in the operation of the business may be invested in Permitted Temporary Investments, as directed by the Administrative Member.  The funds of the Company shall not be commingled with the funds of any other Person.

Section 11.3.Intentionally Omitted.

Section 11.4.Reports to Investor Member.

The Administrative Member shall cause to be sent to the Investor Member the following:

A.as soon as available and in no event later than sixty (60) days after the end of each fiscal quarter:

(i)a consolidated statement of income/(loss) and Tax Credits, detailing expected current year tax benefits from each Investment Entity,  Direct LLP Partnership and the Company;

(ii)an annual Investor Member benefits schedule;

(iii)a narrative description of material developments related to the Company and, to the extent known to the Administrative Member,  the Local Limited Partnerships other than those listed on Schedule G;

(iv)a  “watch list” of Local Limited Partnerships known to the Administrative Member to be at risk of foreclosure or loss of Projected Tax Credits other than those listed on Schedule G;

(v)the unaudited financial statements comprised only of a balance sheet, income statement, and trial balance of the Company; and

(vi)if applicable  and known to the Administrative Member, a summary of any of the following relating to the Company and Local Limited Partnerships: (a) notice of any default or reduction in benefits under any federal, state or local rent subsidy or other grant agreement, (b) notice of noncompliance or IRS Form 8823 Low Income Housing Credit Agency’s Report of Noncompliance, and (c) such other information regarding the state of the business, financial condition and affairs and the Company or Local Limited Partnerships or the Apartment Complexes

as the Investor Member, from time to time, may reasonably request to the extent known to the Administrative Member;

B.as soon as available and in any event not later than ninety (90) days after the end of each Fiscal Year, all information necessary for the preparation of the Investor Member’s Federal income tax return for each year in respect of Company income, gains, losses, deductions or tax credits and the allocations thereof, including Schedule K-1 (or other comparable form subsequently required by the IRS) and a copy of the Federal “Company Return” and each state or local tax return for the Company, and copies of the Federal “Company Return” for each Investment Entity and Direct LLP and any state or local tax returns required to be filed by each Investment Entity and Direct LLP to the extent such returns are provided to the Company; and no later than March 15 after the end of each Fiscal Year, an estimate, as of the expected date of filing the Federal income tax return for the Company, of the income, gains, losses, deductions and credits of the Company and the allocations to be made to each Member.  The Administrative Member shall cause the Schedule K-1 to be prepared on a tax basis;

C.as soon as available and in any event not later than one hundred twenty (120) days after the end of each Fiscal Year, the audited financial statements of the Company, as of the end of such year, audited by the Accountants with generally accepted accounting practices applied on a consistent basis with the exception of the following:  a) Administrative Member plans to amortize the Company’s limited partner interests using the proportional amortization method, rather than the equity method; and b) Administrative Member does not plan to evaluate and apply consolidation accounting on behalf of the Company.  The Investor Member acknowledges and  agrees that the audit opinion by the Accountants will likely be a qualified opinion to take into account these two non-GAAP items, which could result in the nature of the Accountant’s report being the equivalent of an agreed upon procedures report rather than an audit;

D.upon receipt of notice from a Local Limited Partnership or upon the Administrative Member’s actual knowledge, (i) notice of any default by the Local Limited Partnership in any loan or financial obligation, (ii) notice of any default or reduction in benefits under any federal, state, or local rent subsidy or other subsidy or grant agreement, (iii) notice of any material litigation and/or any alleged violation of law, (iv) IRS Form 8823 Low Income Housing Credit Agency’s Report of Noncompliance or similar notice of noncompliance issued by the relevant state tax credit allocation agency; (v) notice of any IRS proceeding involving the Local Limited Partnership, (vi) notice of any demand for payment or draw under any construction completion guarantee, performance bond or letter of credit regarding the Local Limited Partnership, (vii) notice of any potential reallocation or 704(b)/minimum gain issues, or (viii) a report, after any natural disaster and/or incident of widespread property damage having an impact on any of the Apartment Complexes, containing the following information, to the extent available: (a) the extent of damage to the Apartment Complexes; (b) any expected delays in construction or rehabilitation, (c) the effect that the damage sustained, if any, may have on marketing and lease-up activity and (d) the amount anticipated to be recoverable under available insurance policies;

Section 11.5.Tax Elections.

In connection with the acquisition by the Company of the Investment Entity Interests and the Direct LLPs, the Administrative Member shall consult with the Investor Member in a timely manner to determine where having Local Limited Partnerships make elections under Sections 754 of the Code is advantageous.  If the Investor Member determines that such an election is beneficial, the Administrative Member shall compel, where such rights exist, and shall diligently pursue, in all instances, each Local Limited Partnership to make an election under Section 754 of the Code.  Subject to the provisions of Section 5.4, all elections required or permitted to be made by the Company under the Code shall be made by the Administrative Member upon Investor Member Consent, in such manner as will, in the opinion of the Accountants, be most advantageous to the Investor Member.

Section 11.6.Special Basis Adjustments.

In the event of a transfer of all or any part of the Interest of any Member, including a transfer of an Interest pursuant to Article VIII, the Company will elect, pursuant to Section 754 of the Code (or corresponding provisions of succeeding law), to adjust the basis for the Company property if in the opinion of the Accountants such election would be most advantageous to the Investor Member.  Notwithstanding anything contained in Article IX of this Agreement, any adjustments made pursuant to Section 743 shall affect only the successor in interest to the transferring Member.  Each Member will furnish the Company with all information necessary to give effect to such election.  Except as the Administrative Member may otherwise direct, each Member benefiting from the election will pay or reimburse the Company for all additional accounting expenses occasioned by such election.

Section 11.7.Fiscal Year and Accounting Method.

Unless otherwise required by the Code and regulations thereto, the Fiscal Year of the Company shall be the same as the Fiscal Year of the Investor Member.

Section 11.8.Tax Matters Partner.

A.The Investor Member shall be the “tax matters partner”  (“Tax Matters Partner”) of the Company for Federal income tax purposes.  The Tax Matters Partner shall have and perform all of the duties required under the Code, including the following duties:

(i)furnish the name, address, profits interest, and taxpayer identification number of each Member to the IRS; and

(ii)within fifteen (15) business days after the receipt of any correspondence or communication relating to the Company or a Member from the IRS, the Tax Matters Partner shall forward to each Member a photocopy of all such correspondence or communication(s).  The Tax Matters Partner shall, within fifteen (15) calendar days thereafter, advise each Member in writing of the substance and form of any conversation or communication held with any representative of the IRS.

B.The Tax Matters Member has the authority to take any of the following actions after good faith consultation with the Administrative Member:

(i)extend the statute of limitations for assessing or computing any tax liability against the Company (or the amount or character of any Tax Items);

(ii)settle any audit with the IRS concerning the adjustment or readjustment of any Company tax item(s);

(iii)file a request for an administrative adjustment with the IRS at any time or file a petition for judicial review with respect to any IRS adjustment;

(iv)initiate or settle any judicial review or action concerning the amount or character of any Company tax item(s);

(v)intervene in any action brought by any other Member for judicial review of a final adjustment; or

(vi)take any other action not expressly permitted by this Section 11.8 on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding.

C.The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members, provided, however, that the tax matters Member will not be entitled to indemnification if its conduct otherwise giving rise to a right of indemnification constituted fraud, gross negligence, willful misconduct or breach of fiduciary duty.  The payment of all such expenses shall be made before any distributions are made from Cash Flow or Capital Proceeds or any discretionary reserves are set aside by the Administrative Member.  Neither the Administrative Member, nor any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose.  The provisions on limitations of liability of the Investor Member and indemnification set forth in Section 5.8 of this Agreement shall be fully applicable to the tax matters Member in its capacity.

D.Application of Bipartisan Budget Act of 2015.  If, and to the extent that, provisions of the Bipartisan Budget Act of 2015 (the “2015 Act”) apply to any audit of any tax return of the Partnership, any Investment Entity, any Holding Entity or any Local Limited Partnership of which the Partnership is a partner (“Affected Tax Return”), then the following provisions shall apply:

(i)Designation of Partnership Representative.  The Investor Member shall be the “partnership representative” (the “Partnership Representative”) pursuant to the Code in connection with any audit of such Affected Tax Return.  The Company may engage accountants and legal counsel to assist the Partnership Representative in discharging its duties hereunder.

(ii)Replacement Partnership Representative.  If the Investor Member determines, in its sole and absolute discretion, to designate a new Partnership Representative, the Members shall designate such successor Partnership Representative as the Investor Member designates in accordance with applicable rules of the Code, Regulations, and the IRS that apply to audits conducted pursuant to the 2015 Act (“Applicable Rules”) and the successor Partnership Representative shall take such action, including notifying the IRS of its designation as such, as may be necessary or appropriate under Applicable Rules.

(iii)No Consent of Administrative Member Generally Required.  Notwithstanding any provision in this Section 11.8 to the contrary, to the extent permitted by Applicable Rules, the Investor Member, in its role as Partnership Representative and after good faith consultation with the Administrative Member,  is hereby authorized to take any of the following actions without the Consent of the Administrative Member:

a.enter into any agreement with the IRS to extend the period for assessing any tax that is attributable to any item that may be the subject of an audit of an Affected Tax Return;

b.settle any audit of an Affected Tax Return with the IRS concerning the adjustment of any Partnership item;

c.commence or settle any Tax Court case or other judicial or administrative proceeding with respect to any Affected Tax Return;

d.consent, to the extent its consent is required under the applicable Investment Entity Agreement, Local Limited Partnership Agreement or otherwise requested by a Local General Partner, to the taking by a Local Partnership of any of the actions described in the immediately preceding clauses of this Section 11.8; or

e.elect to have the provisions of the 2015 Act apply to any tax return of the Partnership or any Local Partnership of which the Company is a partner for any tax year that commences prior to 2018.

(iv)Notices.  The Partnership Representative shall keep the Administrative Member promptly advised of any dispute the Company may have with any federal, state or local taxing authority.

(v)Liability to be Allocated to Partners of the Partnership for the Year Being Examined.  Unless the Investor Member elects otherwise and after good faith consultation with the Administrative Member, the Company shall timely elect to utilize the alternative procedure described in Section 6226 of the Code (as modified by the 2015 Act) to have the Members of the Company for the year which is under examination pay the applicable tax liability, and the Partnership Representative shall provide the IRS and each affected Member with such information as required by such Section 6226 and any Regulations promulgated thereunder.  Each Member agrees to cooperate with the Company in utilizing the procedures under Section 6226 of the Code, whether or not such person is a Member at the time of a final partnership adjustment.

E.Amendments to Comply with Applicable Law.  The Members agree to work together, reasonably and in good faith, to amend this Agreement where appropriate to provide for provisions intended to address the application of the Applicable Rules, as they may be amended or interpreted from time-to-time, to the audit of any Affected Tax Return.  Such provisions should, to the extent reasonably possible, preserve and maintain (including through relevant elections and credit support) the relative and analogous economic and other rights, duties, responsibilities, indemnities, obligations and risk of the Partners to those provided under this Agreement as of the date it was first executed by the Partners.

ARTICLE XII.
MISCELLANEOUS PROVISIONS

Section 12.1.Notices.

The Notice addresses for the parties hereto are:

Administrative Member

MuniMae TEI Holdings, LLC

c/o MMA Capital Management, LLC

621 E. Pratt Street, Suite 600

Baltimore, Maryland 21202

Attn: Gary A. Mentesana

Attn:  Megan Sophocles

Fax:  (443) 263-2857

Email:  gary.mentesana@mmacapitalmanagement.com

Email:  megan.targarona@mmacapitalmanagement.com

with a copy to:

Gallagher Evelius & Jones LLP

218 N. Charles Street, Suite 400

Baltimore, Maryland 21201

Attn:  Stephen A. Goldberg, Esquire

Fax:  (410) 468-2786

Email:  sgoldberg@gejlaw.com

Investor Member

Bank of America, N.A.

MA1-225-02

225 Franklin Street

Boston, MA 02110

Attn:  Marianne Votta

Fax:  (617) 346-2724

Email:  marianne.c.votta@baml.com

with copy to:

Holland & Knight

10 St. James Avenue

Boston, MA  02116

Attn:  Edward R. Hickey

Fax:  (617) 523-6850

Email:  ted.hickey@hklaw.com

All such notices or periodic reports in order to be effective shall be addressed to the last address of record on the Company books when given by the Administrative Member and intended for the other Members; and to the address of the Company when given by the Investor Member and intended for the Administrative Member.

Section 12.2.Word Meanings.

The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 12.3.Binding Provisions.

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assigns of the respective parties hereto, however, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company.

Section 12.4.Applicable Law.

This Agreement and all other documents, instruments and agreements entered into in connection with or related to this Agreement, unless otherwise specifically stated to the contrary, shall be construed and enforced in accordance with the laws of the State of Delaware.

Section 12.5.Counterparts.

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.  Any counterpart hereof signed by the party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents hereof.

Section 12.6.Survival of Representations and Warranties.

All representations and warranties herein shall survive the dissolution and final liquidation of the Company, except to the extent that a representation or warranty expressly provides otherwise.

Section 12.7.Severability of Provisions.

Each provision of this Agreement shall be considered severable and (i) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (ii) if for any reason any provision or provisions herein would cause the Investor Member to be bound by the obligations of the Company under the laws of the State of Delaware as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

Section 12.8.Intentionally Omitted.

Section 12.9.Paragraph Titles.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

Section 12.10.Meeting of Members.

The Investor Member may request in writing that the Administrative Member call a meeting of the Members.  The Administrative Member shall be required to call a meeting of the Members in Baltimore, Maryland within thirty (30) days of the receipt of the Investor Member’s request.  The Administrative Member shall give twenty-one (21) days written notice of the meeting to all Members.

Section 12.11.Amendment Procedure.

(i)Except as otherwise provided herein, this Agreement may not be modified or amended except upon Consent of the Members.

(ii)The Administrative Member shall, upon advice of the Accountants and counsel for the Company and with the Consent of the Investor Member, amend Article IX in order to cause the provisions of Article IX to comply with the Regulations promulgated under Sections 42, 704(b) and 706 and any other sections of the Code relating to the allocations of profits and losses and tax credits among Members; provided, however, that any such amendment shall be for the benefit of and not adverse to the interests of the Investor Member and shall not diminish the share of the Investor Member in Profits, Losses, Credits, Cash Flow or Capital Proceeds.

Section 12.12.Partition.

The Members hereby agree that no Member nor any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of itself, its successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members and their successors in interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successor in interest to assign, transfer, sell or otherwise dispose of its Interest in the Company’s properties shall be subject to the limitations and restrictions of this Agreement.

Section 12.13.Entire Understanding.

This Agreement, including the Exhibits hereto, constitute the entire understanding among the Members and supersede all prior written or oral agreements among them with respect to the matters contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, among the Members hereto relating to the subject matters hereof that are not fully expressed herein.

Section 12.14.Separability of Provisions.

Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions of this Agreement are determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

Section 12.15.Tax Disclosure.

Notwithstanding anything in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities laws, the Investor Member (and each employee, representative or other agent of the Investor Member) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Company and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor Member relating to such tax treatment and tax structure.  For this purpose, “tax structure” is limited to facts relevant to the U.S. federal income tax treatment of the Company and does not include information relating to the identity of the organizers of the Company.

< Signatures Appear on the Following Page >

IN WITNESS WHEREOF, the Members have executed this Agreement effective as of the date first written above.

Signature Page 1 of 2

Limited Liability Company Operating Agreement

 MMA Capital TC Fund I, LLC

ADMINISTRATIVE MEMBER

MUNIMAE TEI HOLDINGS, LLC

By:	/s/ Michael L. Falcone
Name:	Michael L. Falcone
Title:	President and Chief Executive Officer

Signature Page 1 of 2

Limited Liability Company Operating Agreement

 MMA Capital TC Fund I, LLC

INVESTOR MEMBER

BANK OF AMERICA, N.A

By:	/s/ Marianne C. Votta
Name:	Marianne C. Votta
Title:	Senior Vice President

Signature Page 2 of 2

Limited Liability Company Operating Agreement

 MMA Capital TC Fund I, LLC

SCHEDULE  A

MMA CAPITAL TC FUND I, LLC

SCHEDULE OF MEMBERS

Name and Address	Capital Commitment	Percentage Interest
Administrative Member: MuniMae TEI Holdings, LLC c/o MMA Capital Management, LLC 621 E. Pratt Street, Suite 600 Baltimore, Maryland 21202	$100	0.01%
Investor Member: Bank of America, N.A. MA1-225-02 225 Franklin Street Boston, MA 02110	$211,369,500	99.99%
TOTAL	$211,369,600	100%

Schedule A-1

SCHEDULE B

APARTMENT COMPLEXES

Type	Investment Entity	Apartment Complex
Direct	Amberton Riverstone	Amberton Apartments
Direct	Bent Oaks Apartments	Bent Oaks Apartments
Direct	Briarwood	Briarwood
Direct	Burnett Place Apartments	Burnett Place Apartments
Direct	Casa Bonita Apartments	Casa Bonita Apartments
Direct	Casa Del Sol	Casa Del Sol I & II
Direct	Cedar Creek Senior Housing	Cedar Creek I
Direct	Cedar Creek Senior Housing II, LLC	Cedar Creek II
Direct	Chowen Bend	Chowen Bend
Direct	Clearlake	Clearlake Apartments
Direct	Driftwood / Water’s Edge	Driftwood Apartments
Direct	Ellm View Apartments	Elm View Apartments
Direct	Fountainview	Fountainview
Direct	Franciscan Senior Estates	Franciscan Senior Estates
Direct	Frost Woods Senior Apartments	Frost Woods Senior Apartments
Direct	Heritage Park Apartments	Heritage Park Apartments
Direct	Highland Village/Watertown PH II	Highland Senior Apts Phase II
Direct	Logan Park	Logan Park Apartments
Direct	Moonridge	Moonridge
Direct	Oakland Village	Oakland Village Townhomes
Direct	Oaks Hitchcock	Oaks at Hitchcock
Direct	Orland	Orland Apartments
Direct	Pinewood Park	Pinewood Park
Direct	Prairie Hill at Woodland Ridge	Prairie Hill at Woodland Ridge
Direct	Prairie Oaks / Verona	Prairie Oaks / Verona
Direct	San Andreas	San Andreas
Direct	San Pedro	San Pedro Commons
Direct	Sprucewood Apartments - Debt	Sprucewood Apartments
Direct	St. James Senior Housing	St. James Senior Housing
Direct	Stamford Metro Apartments	Stamford Metro Apartments
Direct	Tinton Falls Const	Tinton Falls Apts
Direct	Valley Terrace	Valley Terrace Apartments
Direct	Veranda at the Villages at Carver	Veranda at the Villages at Carver
Direct	Watertown Senior Apartments	Watertown Senior Apartments
Direct	Westminster Senior Apts.	Westminster Senior Housing
Direct	Whittier Townhomes	Whittier Townhomes
Direct	Wood Bayou	Wood Bayou

Schedule B-1

Direct	Woodland Ridge/ Greenfield	Crestview Apartments at Woodland Ridge
Direct	Wyngate	Wyngate Townhomes
Multi Investor	Alliant Fund 35	Banyan Trace II
Multi Investor	Alliant Fund 35	Brick Hollow
Multi Investor	Alliant Fund 35	County Estates (4 sites)
Multi Investor	Alliant Fund 35	Divine Senior Apts
Multi Investor	Alliant Fund 35	Hickory Meadows
Multi Investor	Alliant Fund 35	Laguna Apts
Multi Investor	Alliant Fund 35	Lakeside Apts
Multi Investor	Alliant Fund 35	Landings @ Pebble Creek
Multi Investor	Alliant Fund 35	Larkfield Oaks
Multi Investor	Alliant Fund 35	Lincoln School
Multi Investor	Alliant Fund 35	Market Place
Multi Investor	Alliant Fund 35	North Pointe
Multi Investor	Alliant Fund 35	Ottawa Middle School
Multi Investor	Alliant Fund 35	Park East Enterprises Lofts
Multi Investor	Alliant Fund 35	Rockville Center
Multi Investor	Alliant Fund 35	Roosevelt Place
Multi Investor	Alliant Fund 35	St. Vincent Villas I
Multi Investor	Alliant Fund 35	St. Vincent Villas II
Multi Investor	Alliant Fund 35	Tiger Bay
Multi Investor	Alliant Fund 35	Wesley L. Scott Senior Living
Multi Investor	Alliant Fund 40	Beacon Crest
Multi Investor	Alliant Fund 40	Bridgham Manor
Multi Investor	Alliant Fund 40	Catalina Apts
Multi Investor	Alliant Fund 40	Celtics Townhomes
Multi Investor	Alliant Fund 40	East Main Mews
Multi Investor	Alliant Fund 40	Mark Twain Hotel MF
Multi Investor	Alliant Fund 40	Monte Vista
Multi Investor	Alliant Fund 40	Monticello Park II
Multi Investor	Alliant Fund 40	Pinnacle Pointe
Multi Investor	Alliant Fund 40	Poppyfield Estates
Multi Investor	Alliant Fund 40	Town West Manor
Multi Investor	Alliant Fund 40	Tri-City
Multi Investor	Alliant Fund 40	Tynan Village
Multi Investor	Alliant Fund 40	Villa Andrea
Multi Investor	Alliant Fund 40	William Watters House
Multi Investor	Alliant Fund 40	Willow Creek Phase 2
Multi Investor	Alliant Fund 41	Astoria Senior
Multi Investor	Alliant Fund 41	Clifton Seniors
Multi Investor	Alliant Fund 41	Court Plaza Senior

Schedule B-2

Multi Investor	Alliant Fund 41	Elizabeth Crossing
Multi Investor	Alliant Fund 41	Fredonia Commons
Multi Investor	Alliant Fund 41	Horizons at Plainfield
Multi Investor	Alliant Fund 41	Horizons at Wawayanda
Multi Investor	Alliant Fund 41	Park Lake
Multi Investor	Alliant Fund 41	Pinecrest
Multi Investor	Alliant Fund 42	Alabama Manor
Multi Investor	Alliant Fund 42	Arbor Court
Multi Investor	Alliant Fund 42	Biola Village
Multi Investor	Alliant Fund 42	Camille Village
Multi Investor	Alliant Fund 42	Fairfax Bluffs
Multi Investor	Alliant Fund 42	HDR I & II
Multi Investor	Alliant Fund 42	Jeffries
Multi Investor	Alliant Fund 42	King Plaza
Multi Investor	Alliant Fund 42	Lincoln Plaza
Multi Investor	Alliant Fund 42	Northwood Terrace
Multi Investor	Alliant Fund 42	Oaks Hotel
Multi Investor	Alliant Fund 42	Orchards
Multi Investor	Alliant Fund 42	Parkside (WY)
Multi Investor	Alliant Fund 42	Parkside Court
Multi Investor	Alliant Fund 42	Red Hook
Multi Investor	Alliant Fund 42	Rolling Meadows
Multi Investor	Alliant Fund 42	Sentney Lofts
Multi Investor	Alliant Fund 42	Sichel
Multi Investor	Alliant Fund 42	Springhill Senior Housing
Multi Investor	Alliant Fund 42	Stevenson Manor
Multi Investor	Alliant Fund 42	Uptown Preservation Apartments
Multi Investor	Alliant Fund 42	Whitney Young Manor
Multi Investor	Alliant Fund 42	Willow Plaza
Multi Investor	Boston Capital Fund 27	Abigail Apartments
Multi Investor	Boston Capital Fund 27	Alstead Senior Housing
Multi Investor	Boston Capital Fund 27	Applegate Village Apartments
Multi Investor	Boston Capital Fund 27	April Woods Apartments
Multi Investor	Boston Capital Fund 27	Becket House
Multi Investor	Boston Capital Fund 27	Bernice Park Apartments
Multi Investor	Boston Capital Fund 27	Bradford Apartments
Multi Investor	Boston Capital Fund 27	Burnt Ordinary Apartments
Multi Investor	Boston Capital Fund 27	Cane River Apartments
Multi Investor	Boston Capital Fund 27	Castlerock Apts (The Buttes)
Multi Investor	Boston Capital Fund 27	Center Ridge Apartments
Multi Investor	Boston Capital Fund 27	Cobre Village

Schedule B-3

Multi Investor	Boston Capital Fund 27	Corinth Tower Ridge Apts
Multi Investor	Boston Capital Fund 27	Cottonwood Senior Apts
Multi Investor	Boston Capital Fund 27	Edenwood Apartments
Multi Investor	Boston Capital Fund 27	Fairway Crossing Apts
Multi Investor	Boston Capital Fund 27	Fortuna Family
Multi Investor	Boston Capital Fund 27	Heritage Village at Lawrence
Multi Investor	Boston Capital Fund 27	Heritage Village at Manalapan
Multi Investor	Boston Capital Fund 27	Hillcrest Apartments
Multi Investor	Boston Capital Fund 27	Homeworks Project Phase II
Multi Investor	Boston Capital Fund 27	Idlewilde Apartments
Multi Investor	Boston Capital Fund 27	Laurel Woods Apartments
Multi Investor	Boston Capital Fund 27	Maddox Estates
Multi Investor	Boston Capital Fund 27	Manning Gardens
Multi Investor	Boston Capital Fund 27	Ocean East Belfast
Multi Investor	Boston Capital Fund 27	Parker Lane Senior (aka City View)
Multi Investor	Boston Capital Fund 27	Parkside Commons
Multi Investor	Boston Capital Fund 27	Patty Place
Multi Investor	Boston Capital Fund 27	Peabody II Ashley Station
Multi Investor	Boston Capital Fund 27	Pembrooke Court Apartments
Multi Investor	Boston Capital Fund 27	Piedmont Apartments
Multi Investor	Boston Capital Fund 27	Royal Crescent Apartments
Multi Investor	Boston Capital Fund 27	Sherwood Glen
Multi Investor	Boston Capital Fund 27	Studio 15
Multi Investor	Boston Capital Fund 27	Sunmark Apartments
Multi Investor	Boston Capital Fund 27	The Courtyards at Arcata II
Multi Investor	Boston Capital Fund 27	Victoria Place Phase II
Multi Investor	Boston Capital Fund 27	Walker Landing I & II
Multi Investor	Boston Capital Fund 27	Willow Creek Apartments
Multi Investor	Boston Capital Fund 29	Amber Pointe Apartments
Multi Investor	Boston Capital Fund 29	Bolivar Landing
Multi Investor	Boston Capital Fund 29	Bridle Ridge Apartments
Multi Investor	Boston Capital Fund 29	Brookhaven Plaza
Multi Investor	Boston Capital Fund 29	Citron Court Apartments
Multi Investor	Boston Capital Fund 29	Clark Biscuit Apartments
Multi Investor	Boston Capital Fund 29	Cole-Harbour Apartments
Multi Investor	Boston Capital Fund 29	Cottonwood Apts – AR
Multi Investor	Boston Capital Fund 29	Cottonwood Apts – CO
Multi Investor	Boston Capital Fund 29	Englewood Senior Housing
Multi Investor	Boston Capital Fund 29	Ephesus Homes
Multi Investor	Boston Capital Fund 29	Flagship Apartments
Multi Investor	Boston Capital Fund 29	Gateway Town Homes

Schedule B-4

Multi Investor	Boston Capital Fund 29	Jesse Lee Apartments
Multi Investor	Boston Capital Fund 29	Lebanon Square Apartments (38.27%)
Multi Investor	Boston Capital Fund 29	Levis Hill House Apartments
Multi Investor	Boston Capital Fund 29	Madonna Manor Apartments
Multi Investor	Boston Capital Fund 29	Maple Ridge (aka Whitman Woods) Apts
Multi Investor	Boston Capital Fund 29	Mauldin Gardens Apartments
Multi Investor	Boston Capital Fund 29	McMillan Towers
Multi Investor	Boston Capital Fund 29	Oakwood Terrace Apartments
Multi Investor	Boston Capital Fund 29	Park Ridge Apartments
Multi Investor	Boston Capital Fund 29	Paseo de Paz Apartments
Multi Investor	Boston Capital Fund 29	Phoenix Place Gardens Apartments
Multi Investor	Boston Capital Fund 29	Princeton Manor Apartments
Multi Investor	Boston Capital Fund 29	Residences at Eastland
Multi Investor	Boston Capital Fund 29	Residences at Onion Creek
Multi Investor	Boston Capital Fund 29	Riverknoll at Radisson
Multi Investor	Boston Capital Fund 29	Seattle Homeworks, Phase III
Multi Investor	Boston Capital Fund 29	Sherwood Apartments
Multi Investor	Boston Capital Fund 29	Shiloh House Apartments
Multi Investor	Boston Capital Fund 29	Sons of Italy
Multi Investor	Boston Capital Fund 29	Summit Point Apartments
Multi Investor	Boston Capital Fund 29	Windshire Apartments
Multi Investor	Missouri Affordable Housing Fund XIV	Old Town Partners VIII (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Cabool (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Shelbina (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Willow Springs (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	D.A. Holmes Development (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Parkview Place Apartments (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Pevely Square (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Jackson Senior Housing II (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Sikestone Properties (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Park Hills Housing (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Whittington Estates (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	Gentemann Manor (0.01%)
Multi Investor	Missouri Affordable Housing Fund XIV	MACO II (0.01%)
Multi Investor	MMA ITC 30	63 Washington Avenue
Multi Investor	MMA ITC 30	Auburn Park
Multi Investor	MMA ITC 30	Bristol Pines Apts
Multi Investor	MMA ITC 30	Cambridge Court II Apts
Multi Investor	MMA ITC 30	Camelot Apartments
Multi Investor	MMA ITC 30	Cobbs Creek Apts
Multi Investor	MMA ITC 30	Coliseum Gardens II

Schedule B-5

Multi Investor	MMA ITC 30	Congress Square
Multi Investor	MMA ITC 30	Creighton Storey Homes
Multi Investor	MMA ITC 30	Deer Ridge Apartments
Multi Investor	MMA ITC 30	Durango Housing Apartments
Multi Investor	MMA ITC 30	East 35th Street Apartments
Multi Investor	MMA ITC 30	Ellis Hollow Road Apts
Multi Investor	MMA ITC 30	Fox Hollow
Multi Investor	MMA ITC 30	Hallmark at Jeffersonville
Multi Investor	MMA ITC 30	Harrison Courts
Multi Investor	MMA ITC 30	Highbridge Apartments
Multi Investor	MMA ITC 30	Hurd’s Crossing
Multi Investor	MMA ITC 30	Irvington Family
Multi Investor	MMA ITC 30	Jennings Apts
Multi Investor	MMA ITC 30	Lathrop Elderly Apts
Multi Investor	MMA ITC 30	Loomis Court Apartments
Multi Investor	MMA ITC 30	Meadows at Greentree
Multi Investor	MMA ITC 30	Mill City Parc
Multi Investor	MMA ITC 30	Mt. Pleasant
Multi Investor	MMA ITC 30	North Mountain Village
Multi Investor	MMA ITC 30	Palacio del Sol
Multi Investor	MMA ITC 30	Park View at Cheltenham
Multi Investor	MMA ITC 30	Park View at South Pantops
Multi Investor	MMA ITC 30	Peters Creek Apts
Multi Investor	MMA ITC 30	Pierce Street Senior Apts
Multi Investor	MMA ITC 30	Ruggles Shawmut
Multi Investor	MMA ITC 30	Summerdale Apartments
Multi Investor	MMA ITC 30	The Ridge at Jackson
Multi Investor	MMA ITC 30	Towne Park Fredericksburg II
Multi Investor	MMA ITC 30	Valley View Seniors
Multi Investor	MMA ITC 30	Verano Apartments
Multi Investor	MMA ITC 30	Wahoo Frazier
Multi Investor	MMA ITC 30	Wedgewood Apartments
Multi Investor	MMA ITC 30	Westchester Avenue Triangle
Multi Investor	MMA ITC 30	Whaler’s Place
Multi Investor	MMA ITC 30	Whispering Woods (Cane Run)
Multi Investor	MMA ITC 31	250 East 60th Street
Multi Investor	MMA ITC 31	Alden-Berkley Townhomes
Multi Investor	MMA ITC 31	Artisan at Military
Multi Investor	MMA ITC 31	Aurora Place Apts
Multi Investor	MMA ITC 31	Barnes School
Multi Investor	MMA ITC 31	Crossland Place (a/k/a Clarksville Apts)

Schedule B-6

Multi Investor	MMA ITC 31	Eagle Place Apts
Multi Investor	MMA ITC 31	Fair Oaks Apts
Multi Investor	MMA ITC 31	Foxwell Memorial Apartments
Multi Investor	MMA ITC 31	Francis Housing
Multi Investor	MMA ITC 31	George Washington Carver Sr. Apts
Multi Investor	MMA ITC 31	Hallmark at Columbia
Multi Investor	MMA ITC 31	Harris Branch Apartments
Multi Investor	MMA ITC 31	Hart Village
Multi Investor	MMA ITC 31	Hill View II
Multi Investor	MMA ITC 31	Honolulu Street Family Apts
Multi Investor	MMA ITC 31	Lafayette Square Apts
Multi Investor	MMA ITC 31	Lakeview V Apts
Multi Investor	MMA ITC 31	Lindbergh Parc Senior Apts
Multi Investor	MMA ITC 31	Merrimack Street Apts
Multi Investor	MMA ITC 31	Old Brookside I
Multi Investor	MMA ITC 31	Park View at Conventry Station
Multi Investor	MMA ITC 31	Plantation Apts
Multi Investor	MMA ITC 31	Plaza South Apts
Multi Investor	MMA ITC 31	Presbyterian House Dillsbury (Schartner House)
Multi Investor	MMA ITC 31	Quinnipiac Terrace Phase 2
Multi Investor	MMA ITC 31	Silverbell Homes
Multi Investor	MMA ITC 31	Southwood Crossing Apts
Multi Investor	MMA ITC 31	Southwood Crossing II
Multi Investor	MMA ITC 31	Squantum Gardens I
Multi Investor	MMA ITC 31	Squantum Gardens II
Multi Investor	MMA ITC 31	Statesboro Summit
Multi Investor	MMA ITC 31	Sungate Villa
Multi Investor	MMA ITC 31	The Oakmoor Apts
Multi Investor	MMA ITC 31	The Walldorf Astor
Multi Investor	MMA ITC 31	Two Bridges
Multi Investor	MMA ITC 31	Union Point Apts
Multi Investor	MMA ITC 31	Valley View II
Multi Investor	MMA ITC 31	Villa Avenue Apts
Multi Investor	MMA ITC 31	Villas of Jonesboro
Multi Investor	MMA ITC 31	Wabash Crossing Phase II
Multi Investor	MMA ITC 31	Walnut Park Plaza
Multi Investor	MMA ITC 31	Westbrook Apts
Multi Investor	MMA ITC 31	Willow Trace at Windsor Hill
Multi Investor	MMA ITC 31	Windward Apts
Multi Investor	MMA ITC 32	Alliance Inn

Schedule B-7

Multi Investor	MMA ITC 32	Angell Park Senior Housing
Multi Investor	MMA ITC 32	Ashland Commons
Multi Investor	MMA ITC 32	Bathgate Avenue Apts
Multi Investor	MMA ITC 32	Berkshire Apts
Multi Investor	MMA ITC 32	Bridgeton IV
Multi Investor	MMA ITC 32	Brook Willis Apts
Multi Investor	MMA ITC 32	Central Avenue Lofts
Multi Investor	MMA ITC 32	Church Hill & Fairmont
Multi Investor	MMA ITC 32	Coliseum Gardens III (Lions Creek)
Multi Investor	MMA ITC 32	Collinson Apartments
Multi Investor	MMA ITC 32	David Chavis
Multi Investor	MMA ITC 32	East Tremont Ave
Multi Investor	MMA ITC 32	Edgewood Park I
Multi Investor	MMA ITC 32	Edgewood Park II
Multi Investor	MMA ITC 32	Fern Hall
Multi Investor	MMA ITC 32	Florence Square II
Multi Investor	MMA ITC 32	Foxwood Place (aka Apple Blossom)
Multi Investor	MMA ITC 32	Girls Latin II (aka New Girls Latin)
Multi Investor	MMA ITC 32	Granville Heights
Multi Investor	MMA ITC 32	Greenbriar Village
Multi Investor	MMA ITC 32	Hallmark at Bellevue
Multi Investor	MMA ITC 32	Harmon Pines
Multi Investor	MMA ITC 32	Harrington I
Multi Investor	MMA ITC 32	HART Phase I
Multi Investor	MMA ITC 32	HART Phase II
Multi Investor	MMA ITC 32	Hunters Pointe Apts
Multi Investor	MMA ITC 32	Inglis Apts at Elmwood
Multi Investor	MMA ITC 32	Iris Commons
Multi Investor	MMA ITC 32	Isabella I Estates
Multi Investor	MMA ITC 32	Isabella II Estates
Multi Investor	MMA ITC 32	Jesup Heights Apts II
Multi Investor	MMA ITC 32	La Mision Village
Multi Investor	MMA ITC 32	Lincoln Park Apts
Multi Investor	MMA ITC 32	Maple Ridge Townhomes
Multi Investor	MMA ITC 32	Mayfair Mansions
Multi Investor	MMA ITC 32	Melville Towers
Multi Investor	MMA ITC 32	Merry Place
Multi Investor	MMA ITC 32	Miliken Towers
Multi Investor	MMA ITC 32	Monticello Park
Multi Investor	MMA ITC 32	Navigation Points
Multi Investor	MMA ITC 32	North Post Commons

Schedule B-8

Multi Investor	MMA ITC 32	Ocean Gate
Multi Investor	MMA ITC 32	Pacific Pines III
Multi Investor	MMA ITC 32	Park View at Ashland
Multi Investor	MMA ITC 32	Prime Square Apartments
Multi Investor	MMA ITC 32	Puerto del Sol (aka Jamboree West Gateway)
Multi Investor	MMA ITC 32	Saddlecreek Park
Multi Investor	MMA ITC 32	Seven Directions
Multi Investor	MMA ITC 32	The Blakeley Building
Multi Investor	MMA ITC 32	Valencia Point Apts.
Multi Investor	MMA ITC 32	Village at Cambridge
Multi Investor	MMA ITC 32	Village Creek
Multi Investor	MMA ITC 32	Vineyard Point
Multi Investor	MMA ITC 32	Weinberg Village IV
Multi Investor	MMA ITC 32	Westview Ranch Apts
Multi Investor	Red Capital Fund 17	Ceatrice Polite
Multi Investor	Red Capital Fund 17	City Heights
Multi Investor	Red Capital Fund 17	Conway Gardens
Multi Investor	Red Capital Fund 17	Dancing Oaks
Multi Investor	Red Capital Fund 17	Deer Run
Multi Investor	Red Capital Fund 17	Gardens at Tomball
Multi Investor	Red Capital Fund 17	Los Altos Villas
Multi Investor	Red Capital Fund 17	New Canonchet Cliffs Apts
Multi Investor	Red Capital Fund 17	Oak Crest
Multi Investor	Red Capital Fund 17	Prairie Villa Senior Apartments
Multi Investor	Red Capital Fund 17	Sanctuary Walk
Multi Investor	Red Capital Fund 17	Villas at Mesquite Creek
Multi Investor	Red Capital Fund 17	Water Street Apts
Multi Investor	Red Capital Fund XXIV	Amelia Parc
Multi Investor	Red Capital Fund XXIV	Coventry Apartment
Multi Investor	Red Capital Fund XXIV	Desoto Landing
Multi Investor	Red Capital Fund XXIV	Holman Homes
Multi Investor	Red Capital Fund XXIV	Home Town at Matador Ranch
Multi Investor	Red Capital Fund XXIV	Mansions at Hastings Green
Multi Investor	Red Capital Fund XXIV	Metro Lomas
Multi Investor	Red Capital Fund XXIV	Nacogdoches Vista Pines
Multi Investor	Red Capital Fund XXIV	Rivers Senior
Multi Investor	Red Capital Fund XXIV	Shadows Apartments
Multi Investor	Red Capital Fund XXIV	Sunset View
Multi Investor	Red Capital Fund XXIV	Timber Ridge
Multi Investor	Red Capital Fund XXIV	Town Square Apartments
Multi Investor	Red Capital Fund XXIV	Waco River Park

Schedule B-9

Multi Investor	WNC Fund XXIII	Bluestem Homes
Multi Investor	WNC Fund XXIII	Cedar Street Apts
Multi Investor	WNC Fund XXIII	Cottages of ND
Multi Investor	WNC Fund XXIII	Glenpark Village
Multi Investor	WNC Fund XXIII	Hunt Ridge
Multi Investor	WNC Fund XXIII	Kennedy Towers II
Multi Investor	WNC Fund XXIII	Oak Tree Square Apt
Multi Investor	WNC Fund XXIII	Paumanack Village II
Multi Investor	WNC Fund XXIII	Ridgecrest Estates
Multi Investor	WNC Fund XXIII	Riverwood I & II Apts
Multi Investor	WNC Fund XXIII	Royalton Manor Apts
Multi Investor	WNC Fund XXIII	St. Anne’s Senior Housing
Multi Investor	WNC Fund XXIII	Suites of ND
Multi Investor	WNC Fund XXIII	Washington Court Apts
Proprietary	AIMCO Capital Tax Credit Fund III	Arvada House
Proprietary	AIMCO Capital Tax Credit Fund III	Cambridge Court
Proprietary	AIMCO Tax Credit Fund IV	Pleasant Hills Apartments
Proprietary	AIMCO Tax Credit Fund IV	Tamarac Pines Apartments
Proprietary	AIMCO Tax Credit Fund IV	Whitefield Place
Proprietary	Alliant Fund 2	Coral Village/Sterling Manor
Proprietary	Alliant Fund 2A	Kay Larkin
Proprietary	Alliant Fund 2B	Redland Arms
Proprietary	Alliant Fund 2C	Courtyard at Ridgecrest
Proprietary	Capmark Affordable Tax Credit Fund 3	Hickory Hills Apartments
Proprietary	Carolina Funding	Boiling Springs/Wilson Place
Proprietary	Carolina Funding	Greenwood/Cardinal Glen
Proprietary	Carolina Funding	Rock Hill/Cardinal Pointe
Proprietary	Carolina Funding	Walhalla/Highland Glen
Proprietary	Carolina Funding	Williamston/Parkview
Proprietary	CPS 2007	Carutersville (Lundemann/Rivers Edge)
Proprietary	CPS 2007	Gentemann Manor II
Proprietary	CPS 2007	Lincoln Hubbard
Proprietary	CPS 2007	Mexico I Apartments
Proprietary	CPS 2007	Newton Place
Proprietary	CPS 2007	Oakview II
Proprietary	CPS 2007	Park Meadows
Proprietary	CPS 2007	Pleasant Hill (Apple Manor)
Proprietary	CPS 2007	Star Lofts
Proprietary	CPS 2007	Weathered Rock II
Proprietary	CPS 2007	West Court/ Cape Girardeau
Proprietary	CPS XIII	Cassville Heights

Schedule B-10

Proprietary	CPS XIII	Chase
Proprietary	CPS XIII	Hanley Crossing
Proprietary	CPS XIII	Kirksville Gardens
Proprietary	CPS XIII	Lilbourn Gardens
Proprietary	CPS XIII	Malden Gardens
Proprietary	CPS XIII	Meadow Woods
Proprietary	CPS XIII	New Madrid Gardens
Proprietary	CPS XIII	Oak Tree
Proprietary	CPS XIII	Springwood
Proprietary	CPS XIII	Swope Parkway
Proprietary	CPS XIV (AEP V)	Canterbury Park
Proprietary	CPS XIV (AEP V)	Hamptons at Neosho
Proprietary	CPS XIV (AEP V)	Hawthorn
Proprietary	CPS XIV (AEP V)	Hayti IV
Proprietary	CPS XIV (AEP V)	Hayti V
Proprietary	CPS XIV (AEP V)	Hayti VI
Proprietary	CPS XIV (AEP V)	Lackland
Proprietary	CPS XIV (AEP V)	Marshall
Proprietary	CPS XIV (AEP V)	Park Place
Proprietary	CPS XIV (AEP V)	Piedmont
Proprietary	CPS XIV (AEP V)	Union Place
Proprietary	CPS XIV (AEP V)	Woodcrest
Proprietary	CPS XVII (AEP VII)	Cabool I
Proprietary	CPS XVII (AEP VII)	Jordan Estates
Proprietary	CPS XVII (AEP VII)	Kathleen Manor
Proprietary	CPS XVII (AEP VII)	Parkview Place
Proprietary	CPS XVII (AEP VII)	Pateville Estates
Proprietary	CPS XVII (AEP VII)	Radcliff Manor
Proprietary	CPS XVII (AEP VII)	Shelbina
Proprietary	CPS XVII (AEP VII)	Victory Crossing
Proprietary	CPS XVII (AEP VII)	Willow Springs
Proprietary	CPS XX	Anthony Arms
Proprietary	CPS XX	Ash Place
Proprietary	CPS XX	Dulles Park
Proprietary	CPS XX	Heathrow Sr. Village
Proprietary	CPS XX	Hickory Hollow
Proprietary	CPS XX	Kingston Gardens
Proprietary	CPS XX	Pecan Hills
Proprietary	CPS XX	Regency Manor II
Proprietary	CPS XX	Sardis/Cross Creek
Proprietary	CPS XX	Spring Gardens

Schedule B-11

Proprietary	CPS XX	Wilshire Hills
Proprietary	First Sterling	Fairview Manhattan
Proprietary	First Sterling	Granite Terrace/Concord Avenue
Proprietary	First Sterling	Intervale Avenue
Proprietary	LNR 2001 Fund III	Apache Pines
Proprietary	LNR 2001 Fund III	Center Commons / 5819 NE Glisan
Proprietary	LNR 2001 Fund III	Center Village
Proprietary	LNR 2001 Fund III	Cherry Tree
Proprietary	LNR 2001 Fund III	Orchard Hills
Proprietary	LNR 99 Fund I (Jolt II)	Morris Glen
Proprietary	LNR Fund 12	Coventry Heights
Proprietary	LNR Fund 12	Horizon Pines
Proprietary	LNR Fund 12	Santa Rosa Gardens
Proprietary	LNR Fund 12	Solara Court
Proprietary	Midwest Fund	Boone Sundance Apts
Proprietary	Midwest Fund	Cape Girardeau
Proprietary	Midwest Fund	Hays Sundance
Proprietary	Midwest Fund	Hays Sundance II
Proprietary	Midwest Fund	Lebanon Sundance
Proprietary	Midwest Fund	Marshalltown Sundance
Proprietary	Midwest Fund	Newton Sundance
Proprietary	Midwest Fund	Paola Sundance
Proprietary	Midwest Fund	Prospectors Pointe
Proprietary	North Gate Apartments	Northgate 28
Proprietary	PER – Hudson Housing Fund XXI	Country Meadow Residences
Proprietary	PER – Hudson Housing Fund XXI	Fountains at Tidwell
Proprietary	PER – Hudson Housing Fund XXI	Kate’s Trace
Proprietary	PER – Hudson Housing Fund XXI	Overton Park Townhomes
Proprietary	PER – Hudson Housing Fund XXIV	Fallbrook Ranch Apts
Proprietary	PER – Hudson Housing Fund XXV	Heatherbrook Apts
Proprietary	PER – Hudson Housing Fund XXVIII	Acacia Meadows
Proprietary	Raymond James Housing Opportunities 5	Heron II
Proprietary	Raymond James Housing Opportunities 5	Laurel Ridge Development
Proprietary	Raymond James Housing Opportunities 5	Nantucket III
Proprietary	Raymond James Housing Opportunities 5	Parkway Place
Proprietary	Raymond James Housing Opportunities 5	Surry Village
Proprietary	Raymond James Housing Opportunities 5	Washington Plaza
Proprietary	USA Institutional Fund XI	Berkeley Square
Proprietary	USA Institutional Fund XI	Bolivar Courts
Proprietary	USA Institutional Fund XI	Brookhaven, L.P.
Proprietary	USA Institutional Fund XI	Main Street Plaza Apartments

Schedule B-12

Proprietary	USA Institutional Fund XI	Pine Tree I
Proprietary	USA Institutional Fund XI	Pine Tree Village Phase II
Proprietary	USA Institutional Fund XI	Senior Suites of Ravenswood
Proprietary	USA Institutional Fund XI	Shepherds Glen
Proprietary	USA Institutional Fund XI	Vineland, LP
Proprietary	USA Institutional Tax Credit Fund LXVI	Blooming Glen
Proprietary	USA Institutional Tax Credit Fund LXVI	Irvington Heights

Schedule B-13

SCHEDULE C

INVESTMENT ENTITIES

Multi-Investor	Alliant Fund 35
Multi-Investor	Alliant Fund 40
Multi-Investor	Alliant Fund 41
Multi-Investor	Alliant Fund 42
Multi-Investor	Boston Capital Fund 27
Multi-Investor	Boston Capital Fund 29
Multi-Investor	MMA ITC 30
Multi-Investor	MMA ITC 31
Multi-Investor	MMA ITC 32
Multi-Investor	Red Capital Fund 17
Multi-Investor	Red Capital Fund XXIV
Multi-Investor	WNC Fund XXIII
Proprietary	AIMCO Capital Tax Credit Fund III
Proprietary	AIMCO Tax Credit Fund IV
Proprietary	Alliant Fund 2
Proprietary	Alliant Fund 2A
Proprietary	Alliant Fund 2B
Proprietary	Alliant Fund 2C
Proprietary	Capmark Affordable Tax Credit Fund 3
Proprietary	Carolina Funding
Proprietary	CPS 2007
Proprietary	CPS XIII
Proprietary	CPS XIV (AEP V)
Proprietary	CPS XVII (AEP VII)
Proprietary	CPS XX
Proprietary	First Sterling
Proprietary	LNR 2001 Fund III
Proprietary	LNR 99 Fund I (Jolt II)
Proprietary	LNR Fund 12
Proprietary	Midwest Fund
Proprietary	North Gate Apartments
Proprietary	PER – Hudson Housing Fund XXI
Proprietary	PER – Hudson Housing Fund XXIV
Proprietary	PER – Hudson Housing Fund XXV
Proprietary	PER – Hudson Housing Fund XXVIII
Proprietary	Raymond James Housing Opportunities 5
Proprietary	USA Institutional Fund XI

Schedule C-1

Proprietary	USA Institutional Tax Credit Fund LXVI

Multi-Investor	Missouri Affordable Housing Fund XIV, LP

Schedule C-2

SCHEDULE D

DIRECT LLPs

Amberton Riverstone
Bent Oaks Apartments
Briarwood
Burnett Place Apartments
Casa Bonita Apartments
Casa Del Sol
Cedar Creek Senior Housing
Cedar Creek Senior Housing II, LLC
Chowen Bend
Clearlake
Driftwood / Water’s Edge
Ellm View Apartments
Fountainview
Franciscan Senior Estates
Frost Woods Senior Apartments
Heritage Park Apartments
Highland Village/Watertown PH II
Logan Park
Moonridge
Oakland Village
Oaks Hitchcock
Orland
Pinewood Park
Prairie Hill at Woodland Ridge
Prairie Oaks / Verona
San Andreas
San Pedro
Sprucewood Apartments – Debt
St. James Senior Housing
Stamford Metro Apartments
Tinton Falls Const
Valley Terrace
Veranda at the Villages at Carver
Watertown Senior Apartments
Westminster Senior Apts.
Whittier Townhomes
Wood Bayou
Woodland Ridge/ Greenfield
Wyngate

Schedule D-1

SCHEDULE E

PROJECTED TAX CREDITS

Fiscal Year Ended	Projected Tax Credits
December 31, 2016	72,336,000
December 31, 2017	52,826,000
December 31, 2018	24,577,000
December 31, 2019	6,058,000
December 31, 2020	440,000
December 31, 2021	175,000
December 31, 2022	147,000
December 31, 2023	11,000
Total	156,570,000

Schedule E-1

SCHEDULE F

NOTICE OF DEFAULT

MMA Capital TC Fund I, LLC c/o MuniMae TEI Holdings, LLC c/o MMA Capital Management, LLC 621 E. Pratt Street, Suite 600 Baltimore, MD21202 Attn: Gary A. Mentesana	MuniMae TEI Holdings, LLC c/o MMA Capital Management, LLC 621 E. Pratt Street, Suite 600 Baltimore, MD21202 Attn: Gary A. Mentesana
Bank of America Merrill Lynch 1133 Avenue of the Americas 42nd Floor, NY1-533-42-01 New York, New NY 10036-6710 Attn: Agreements and Documentation Facsimile No.: (212) 548-8622	MMA Financial Holdings, Inc. 621 E. Pratt Street, Suite 600 Baltimore, MD21202 Attn: Gary A. Mentesana

Re:      Limited Liability Company Operating Agreement (the “Agreement”) of MMA Capital TC Fund I, LLC (the “Company”), dated as of December 31, 2015 by and among Munimae TEI Holdings, LLC, a Delaware limited liability company (the “Administrative Member”), and Bank of America, N.A. (the “Investor Member”).

Ladies and Gentlemen:

Capitalized terms used but not defined in this Notice shall have the meaning set forth in the Agreement.

Pursuant to the Agreement, the undersigned Investor Member hereby certifies to you that (please check all that apply):

☐  In accordance with Section 5.11A(i) of the Agreement, the Investor Member has not received a distribution or payment in an amount equal to the Covered Tax Year Deficiency Payment by the date specified in Section 4.2B(i) of the Agreement.

☐  In accordance with Section 5.11A(ii) of the Agreement, the Investor Member has not received a distribution or payment in an amount equal to the Guaranty Extension Period Detriments within 30 days after a Final Determination that such Tax Detriments Exists.

Schedule F-1

The undersigned Member is entitled to and hereby makes a demand under the terms of the MLCS ISDA Master Agreement.

Very truly yours,

BANK OF AMERICA, N.A

By:	/s/ Marianne C. Votta
Name:	Marianne C. Votta
Title:	Senior Vice President

Schedule F-2

SCHEDULE G

NO-VALUE LLPs

Type	Investment Entity	Apartment Complex
Multi Investor	Alliant Fund 5	Chapel Oaks
Multi Investor	Alliant Fund 5	Creekbridge Court
Multi Investor	Alliant Fund 5	Dumas
Multi Investor	Alliant Fund 5	Helena
Multi Investor	Alliant Fund 5	Silver Oaks
Multi Investor	American Tax Credit *	American Tax Credit Properties III
Multi Investor	American Tax Credit Trust	American Tax Credit Trust
Multi Investor	Boston Capital	Commonwealth Apts. II
Multi Investor	Boston Capital	Park at Clear Creek
Multi Investor	Boston Capital	Plum Creek
Multi Investor	Boston Capital	Spring Apartments
Multi Investor	Boston Capital	Villas at Costa Brava
Multi Investor	Columbia Housing Fund II	Berry Park
Multi Investor	Columbia Housing Fund II	Bethel Estates
Multi Investor	Columbia Housing Fund II	Camby Housing
Multi Investor	Columbia Housing Fund II	Candle Ridge
Multi Investor	Columbia Housing Fund II	Deerfield Apts
Multi Investor	Columbia Housing Fund II	Garden Oaks Apts
Multi Investor	Columbia Housing Fund II	Highland Park I (Oskaloosa Senior Housing)
Multi Investor	Columbia Housing Fund II	Highland Park II (Oskaloosa II Senior Housing)
Multi Investor	Columbia Housing Fund II	Hillside
Multi Investor	Columbia Housing Fund II	Kissimmee Oak Leaf
Multi Investor	Columbia Housing Fund II	Kulshan L.L.C
Multi Investor	Columbia Housing Fund II	Longleaf
Multi Investor	Columbia Housing Fund II	Lyn Circle Townhomes
Multi Investor	Columbia Housing Fund II	Lyons Walk
Multi Investor	Columbia Housing Fund II	Mission Vista
Multi Investor	Columbia Housing Fund II	Northpointe Church of God Retirement House
Multi Investor	Columbia Housing Fund II	Park Place Apartments
Multi Investor	Columbia Housing Fund II	Park Springs
Multi Investor	Columbia Housing Fund II	Starview
Multi Investor	Columbia Housing Fund II	The Depot
Multi Investor	Columbia Housing Fund III	Columbia Housing Partners Corp. Tax Credit
Multi Investor	Columbia Housing Fund III	Northgate Manor
Multi Investor	Columbia Housing PNC Fund I	Cannery Row Apartments

Schedule G-1

Multi Investor	Columbia Housing PNC Fund I	Chandler Ridge
Multi Investor	Columbia Housing PNC Fund I	Lee Hotel
Multi Investor	Columbia Housing PNC Fund I	Mariposa Park
Multi Investor	Columbia Housing PNC Fund I	Missions Apartments
Multi Investor	Columbia Housing PNC Fund I	Mountain Run Apartments
Multi Investor	Columbia Housing PNC Fund I	Summerchase Apartments
Multi Investor	Columbia Housing PNC Fund I	Vista Park
Multi Investor	Columbia Housing PNC Fund I	Woodmere Apartments
Multi Investor	Columbia Housing PNC Fund VII	Amistad Apartments
Multi Investor	Columbia Housing PNC Fund VII	Capital Woods
Multi Investor	Columbia Housing PNC Fund VII	Carnegie Place
Multi Investor	Columbia Housing PNC Fund VII	El Centro Senior Villas
Multi Investor	Columbia Housing PNC Fund VII	Kingsway Apartments
Multi Investor	Columbia Housing PNC Fund VII	Misty Village Apartments
Multi Investor	Columbia Housing PNC Fund VII	Northpoint Apartments
Multi Investor	Columbia Housing PNC Fund VII	Park Lane Apartments
Multi Investor	Columbia Housing PNC Fund VII	Piney Pointe Apartments
Multi Investor	Columbia Housing PNC Fund VII	Raintree of Lake County
Multi Investor	Columbia Housing PNC Fund VII	Valley Springs
Multi Investor	Columbia Housing PNC Fund VII	Villa Del Mar
Multi Investor	Columbia Housing PNC Fund VII	Vintage Desert Rose Senior Apartments
Multi Investor	Lehman VI - Echelon	Brentwood Oaks Apts
Multi Investor	Lehman VI - Echelon	Renaissance Center
Multi Investor	Lehman VI - Echelon	Rivoli House
Multi Investor	Lend Lease XII - Carlson	Dulles Town Center Phase II
Multi Investor	Lend Lease XII - Carlson	Leightons Landing Townhomes
Multi Investor	Lend Lease XII - Carlson	Orchard Run I
Multi Investor	Lend Lease XII - Carlson	Orchard Run II
Multi Investor	Lend Lease XII - Carlson	Park Yellowstone
Multi Investor	Lend Lease XII - Carlson	Paseo Plaza Apts.
Multi Investor	Lend Lease XII - Carlson	Victory Village Apartments
Multi Investor	Napico VI - Carlson Port	Birchwood
Multi Investor	Napico VI - Carlson Port	Cameron Park - VI
Multi Investor	Napico VI - Carlson Port	Commonwealth
Multi Investor	Napico VI - Carlson Port	Hardin Hammock
Multi Investor	Napico VI - Carlson Port	Huntington Hacienda - VI
Multi Investor	Napico VII - Echelon Port.	Burlington Hotel
Multi Investor	Napico VII - Echelon Port.	Courtyards at Kirnwood
Multi Investor	Napico VII - Echelon Port.	Courtyards of Arlington
Multi Investor	Napico VII - Echelon Port.	Douglas Landing
Multi Investor	Napico VII - Echelon Port.	Monticello Manor

Schedule G-2

Multi Investor	Napico VII - Echelon Port.	Willow Court
Multi Investor	Paramount III - Echelon/Carlson	Bay Manor
Multi Investor	Paramount III - Echelon/Carlson	Crestwood
Multi Investor	Paramount III - Echelon/Carlson	Greenleaf Apts
Multi Investor	Paramount III - Echelon/Carlson	Jackson Creek
Multi Investor	Paramount III - Echelon/Carlson	Nature’s Edge
Multi Investor	Paramount III - Echelon/Carlson	Stonecrest
Multi Investor	Paramount III - Echelon/Carlson	Union Sq. Apts
Multi Investor	WNC INS FUND XI	3013 Place
Multi Investor	WNC INS FUND XI	Bayview Apartments/Palacios Sr.
Multi Investor	WNC INS FUND XI	Chapel Ridge II/El Dorado Housing Assoc.
Multi Investor	WNC INS FUND XI	Cielo Lindo/HVM Edcouch II
Multi Investor	WNC INS FUND XI	Columbia Heights Townhomes
Multi Investor	WNC INS FUND XI	Fairway Estates/SPNIA
Multi Investor	WNC INS FUND XI	Glenwood Meadows
Multi Investor	WNC INS FUND XI	Highlands II
Multi Investor	WNC INS FUND XI	Homestead/Pahrump
Multi Investor	WNC INS FUND XI	Idaho Ridge/East Idaho Housing
Multi Investor	WNC INS FUND XI	Landisville Apartments II
Multi Investor	WNC INS FUND XI	Riverwood Commons
Multi Investor	WNC INS FUND XI	Treehouse Apartments
Multi Investor	WNC INS FUND XI	Woodland Park
Multi Investor	WNC INS FUND XI	Woodstone Apartments
Multi Investor	WNC TAX FUND IX	Exmore/Virginia Realty
Multi Investor	WNC TAX FUND IX	Georgetown Commons Apts.
Multi Investor	WNC TAX FUND IX	Grottoes II Apts.
Multi Investor	WNC TAX FUND IX	Laurel Glen Apts./Hartnell Glen
Multi Investor	WNC TAX FUND IX	Old Fort/Fort Gibson
Multi Investor	WNC TAX FUND IX	Parkview Apts.
Multi Investor	WNC TAX FUND IX	Pismo-Buchon Apts.
Multi Investor	WNC TAX FUND IX	Shadow Creek II Apts.
Multi Investor	WNC TAX FUND IX	Terraces of Geneva/Lake Geneva
Multi Investor	WNC TAX FUND IX	Woodhaus Apts.
Multi Investor	Missouri Affordable Housing	Old Town Partners VIII (0.01%)
Multi Investor	Missouri Affordable Housing	Cabool (0.01%)
Multi Investor	Missouri Affordable Housing	Shelbina (0.01%)
Multi Investor	Missouri Affordable Housing	Willow Springs (0.01%)
Multi Investor	Missouri Affordable Housing	D.A. Holmes Development (0.01%)
Multi Investor	Missouri Affordable Housing	Parkview Place Apartments (0.01%)
Multi Investor	Missouri Affordable Housing	Pevely Square (0.01%)
Multi Investor	Missouri Affordable Housing	Jackson Senior Housing II (0.01%)

Schedule G-3

Multi Investor	Missouri Affordable Housing	Sikeston Properties (0.01%)
Multi Investor	Missouri Affordable Housing	Park Hills Housing Associates (0.01%)
Multi Investor	Missouri Affordable Housing	Whittington Estates (0.01%)
Multi Investor	Missouri Affordable Housing	Gentemann Manor (0.01%)
Multi Investor	Missouri Affordable Housing	MACO 11 (0.01%)
Proprietary	Boston Capital Fund I (Sr. Suites of Hegewisch)	Senior Suites at Hegewisch
Proprietary	Boston Capital Fund II	Alumni Apartments
Proprietary	Boston Capital Fund II	Arcadia East Apartments
Proprietary	Boston Capital Fund II	County Farm
Proprietary	Boston Capital Fund II	Senior Suites of Jefferson Park
Proprietary	Boston Capital Fund II	Webster Place Apartments
Proprietary	CPS X	Cliffview Pointe/C & C
Proprietary	CPS X	Gateway Villas
Proprietary	CPS X	Jackson Senior
Proprietary	CPS X	Monett Meadows
Proprietary	CPS X	Oak Knoll/Phase 2
Proprietary	CPS X	St. Joseph/Wellington
Proprietary	CPS X	The Vineyard
Proprietary	CPS XI	Dexter Seniors
Proprietary	CPS XI	Flier Drive/Pacific Heights
Proprietary	CPS XI	Hunters Ridge
Proprietary	CPS XI	Lincoln Villas
Proprietary	CPS XI	Marble Hill II
Proprietary	CPS XI	Maryville Meadows
Proprietary	CPS XI	Nesho Villas
Proprietary	CPS XI	Sedalia Heights
Proprietary	CPS XI	Settlement Estates
Proprietary	CPS XI	Southwind
Proprietary	CPS XII	Cape Girardeau II
Proprietary	CPS XII	Cedar Lane
Proprietary	CPS XII	Cedar Ridge
Proprietary	CPS XII	Hanover Gardens
Proprietary	CPS XII	Oak View
Proprietary	CPS XII	Park View Plaza
Proprietary	CPS XII	Regency Manor
Proprietary	CPS XII	Wildwood
Proprietary	CPS XII	Windcrest Apartments
Proprietary	CPS XII	Windwood Estates
Proprietary	CPS XIX	Blackwater Cove
Proprietary	CPS XIX	DeSoto I

Schedule G-4

Proprietary	CPS XIX	Fulton I
Proprietary	CPS XIX	Lakeview (Missouri)
Proprietary	CPS XIX	Lofts @917/Old Town IX
Proprietary	CPS XIX	Mountain View
Proprietary	CPS XIX	Waltower Lofts/Old Town X
Proprietary	CPS XIX	West Plains
Proprietary	CPS XV (AEP VI)	Chambers Lofts
Proprietary	CPS XV (AEP VI)	Charbonier Manor
Proprietary	CPS XV (AEP VI)	Dexter III
Proprietary	CPS XV (AEP VI)	Gardens at Parkway
Proprietary	CPS XV (AEP VI)	Hanover Lofts
Proprietary	CPS XV (AEP VI)	Hunters Ridge II
Proprietary	CPS XV (AEP VI)	Huntsville
Proprietary	CPS XV (AEP VI)	Woodcrest Villas

Schedule G-5

SCHEDULE H

December 31, 2015                                                                                         $5,300,000

ORIGINATION LOAN

PROMISSORY NOTE

FOR VALUE RECEIVED,  the undersigned (the “Borrower”) promises to pay to the order of MuniMae TEI Holdings, LLC (the “Lender”) at the Lender’s offices at 621 East Pratt Street, Suite 600, Baltimore, Maryland 21202, or at such other place as the Lender may from time to time designate, the principal sum of Five Million Three Hundred Thousand Dollars ($5,300,000), together with interest thereon at the rate hereinafter provided and any and all other sums which may be owing to the Lender by the Borrower, in accordance with the schedule set forth in paragraph 2 below, but in no event later than December 31, 2025, which is the final and absolute due date of this Note (the “Maturity Date”).  The following terms shall apply to this Note.

1.Interest Rate.  Until all sums due and owing hereunder have been paid in full, interest shall accrue on the unpaid balance hereunder at the rate of nine and one-half percent (9.5%) per annum, compounded annually.

2.Repayment.  Principal and interest on this Note shall be due and payable out of Borrower’s Cash Flow, Capital Proceeds and dissolution proceeds as and when required under Sections 9.2, 9.3 and 9.4 of the Limited Liability Company Operating Agreement of Borrower dated as of December 31, 2015 (the “Operating Agreement”).  The entire outstanding principal amount hereof, together with all accrued and unpaid interest, as well as any other fees and charges due hereunder, shall be due and payable in full on the Maturity Date.

3.Calculation of Interest.  Interest shall be calculated on the basis of a  three hundred sixty-five (365) day per year factor applied to the actual days on which there exists an unpaid principal balance and shall be compounded monthly.

4.Application of Payments.  All payments made hereunder, except principal and interest installments timely paid when due, shall be applied first to late penalties or other sums owing the Lender, next to accrued interest, and then to principal, or in such other order of application as the Lender hereof may elect.

5.Optional Prepayment; Penalty.  The unpaid principal balance of this Note may be prepaid in whole or in part at any time without penalty or additional interest.

6.Extensions of Maturity.  All parties to this Note, whether maker, indorser, or guarantor, agree that the maturity of this Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

7.Late Payment Penalty; Costs of Collection; Default Interest.  Should any payment of interest or principal, or both, due hereunder be received by the Lender of this Note more

Schedule H-1

than fifteen (15) days after its due date, (a) the Borrower shall pay a one-time late payment penalty equal to five percent (5%) of the overdue amount and (b) the entire outstanding principal balance shall bear interest at the default rate of eighteen percent (18%) per annum, compounded monthly, until such time as all payment defaults are cured; provided, however, that if Lender shall have accelerated this Note as a result of any payment or other default hereunder, interest shall accrue and be payable at the default rate until this Note is indefeasibly paid in full.  In addition, Borrower shall pay Lender all costs and expenses, including reasonable attorney’s fees, incurred by Lender in protecting or asserting any of its rights under this Note, including without limitation costs incurred in seeking legal advice in connection with any default or potential default, regardless of whether suit is filed.

8.Waiver of Protest.  The Borrower, and all parties to this Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

9.Commercial Loan.  The Borrower warrants that this Note is the result of a commercial loan transaction.

10.Choice of Law.  This Note shall be governed, construed and enforced in accordance with the law of the State of Maryland.

11.Invalidity of Any Part.  If any provision or part of any provision of this Note, or the application thereof to any facts or circumstances, shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of the Note, or the application of any provisions hereof to other facts or circumstances, and this Note shall be  construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

12.Collateral.  This Note is secured by Borrower’s accounts receivable and bank accounts.

13.Operating Agreement.  Borrower shall not amend Borrower’s Operating Agreement without Lender’s prior written consent.

14.Confession of Judgment; Jurisdiction and Venue.  Subject to the other provisions of this Note, at any time after a default in the payment of any installment of interest, or of principal and interest, or in the payment of any other sums due hereunder, the Borrower authorizes any attorney admitted to practice before any court of record in the United States to confess judgment on behalf of the Borrower against the Borrower in the full amount due on this Note plus attorneys’ fees to the extent allowed to be included in confessed judgments, not to exceed, however, fifteen percent (15%) of such amount.  (This provision shall not limit the obligation of the Borrower to pay all actual attorneys’ fees incurred by the Lender or requiring Borrower to pay more attorneys’ fees than Lender actually incurs.)  In any action brought by the Lender under this Note, Borrower consents to the exercise of personal jurisdiction over it by the courts of the city or county of the State of Maryland in addition to any other court were venue may be proper.  The Borrower waives and releases, to the extent permitted by law, all errors and all rights of exemption, appeal, stay of execution, inquisition and extension upon any levy on real estate or personal property to which the

Schedule H-2

Borrower may otherwise be entitled under he laws of the United States of America or of any State or Possession of the United States of America now in force or which may hereafter be passed, as well as the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the Borrower any right or privilege of exemption, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment.  The authority and power to appear for and enter judgment against the Borrower shall be exercisable concurrently in one or more jurisdictions and shall not be exhausted or extinguished by one or more exercises thereof, or by any imperfect exercise thereof or by any judgment entered pursuant thereto.  Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Lender shall deem necessary or desirable, for all of which this Agreement shall be sufficient warrant.

15.Waiver of Jury Trial.  Borrower and Lender by its acceptance of this Note, hereby waive trial by jury in any action or proceeding brought hereunder or pertaining hereto.

WITNESS:	BORROWER:

MMA CAPITAL TC FUND I, LLC,
a Delaware limited liability company

	By:	MuniMae TEI Holdings, LLC,
its Administrative Member

	By:	/s/ Michael L. Falcone
	Name:	Michael L. Falcone
	Title:	President and Chief Executive Officer

Schedule H-3

SCHEDULE I

TAX CREDIT EXCEPTIONS

1.Summit Point Apartments (Boston Capital Fund 29) – The Forms 8609 issued to this Operating Partnership were delayed.

2. Lindbergh Parc Senior Apartments (MMA 31) – As of September 30, 2015, the Forms 8609 for this Operating Partnership had not been issued because of an ADA issue. The Fund sponsor has been working to resolve the issue and Forms are expected.

3.Heatherbrook Apartments (Hudson Housing Fund XXV) – At risk of having a 704b issue in the future per CohnReznick.

4.Acacia Meadows (Hudson Housing Fund XXVIII) – At risk of having a 704b issue in the future per CohnReznick.

Schedule I-1

SCHEDULE J

LITIGATION AND INVESTIGATION EXCEPTIONS

1.Camille Village (in Alliant 40 and 42) – Disclosed in sponsor report, “GP in litigation with original general contractor and architect”.

2.Bradford Apts (Boston Capital 27) – Disclosed in sponsor report, “HUD conducted audit that resulted in the revelation that the GP had “over subsidized” units in the amount of $177,000.  The GP has since repaid the amount.  Waiting on Audit closed letter from HUD.”

3. Jennings Apts (MMA ITC 30) – Disclosed in sponsor report, “water intrusion on certain units has led to litigation”.

4.Meadows at Greentree (MMA ITC 30) – Disclosed in sponsor report, “MCAP litigation”.

5.Bathgate (MMA ITC 32) - Disclosed in sponsor report, “Compliance issue stemming from 8823 filed on 11/19/13 for 2011.  Case considered to be a low priority given IRS determination of No Changes and finalization of exam process is thought to be imminent”.

Schedule J-1

SCHEDULE K

ACQUIRED ENTITIES

Subsidiaries:

DCT, Inc.

GEMSTC, LLC1

HJB, Inc

Jolt Realty Incorporated

LN Realty, Inc.

ZJL Housing, Inc.

Other:

Heller Affordable Housing, Inc.2

1)	GEMSTC, LLC is a Subsidiary but is not converting to a limited liability company.

2)

Heller Affordable Housing, Inc. is converting to a limited liability company as of the closing, but since it is not directly acquired by the Company, it is excluded from the defined term “Subsidiaries”.

Schedule K-1